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Exhibit 99.1

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

MIDWAY GAMES INC.

GTDD INC.

SURREAL SOFTWARE INC.

AND

THE SHAREHOLDERS SIGNATORIES HERETO

         APRIL 5, 2004

Table of Contents

1.	Definitions			5
2.	The Merger			8
	2.1	The Merger		8
	2.2	Closing; Effective Time		8
	2.3	Effect of the Merger		9
	2.4	Articles of Incorporation; Bylaws		9
	2.5	Directors and Officers		9
	2.6	Effect on Capital Stock		9
		2.6.1	Conversion of Target Common Stock	9
		2.6.2	Capital Stock of Merger Sub	9
		2.6.3	Fractional Shares	9
		2.6.4	Certificate Legends	9
		2.6.5	Exchange Procedures	10
		2.6.6	Escrow	10
	2.7	No Further Ownership Rights in Target Common Stock		10
	2.8	Tax Consequences		10
	2.9	Taking of Necessary Action; Further Action		10
3.	Representations and Warranties of the Principal Shareholders			11
	3.1	Organization, Standing and Power		11
	3.2	Authority		11
	3.3	Enforceable Agreement		11
	3.4	No Conflicts		11
	3.5	Governmental Authorization		12
	3.6	Financial Statements		12
	3.7	Capital Structure		12
	3.8	Absence of Certain Changes		13
	3.9	Absence of Undisclosed Liabilities		13
	3.10	Litigation		13
	3.11	Restrictions on Business Activities		14
	3.12	Intellectual Property		14
	3.13	Interested Party Transaction		17
	3.14	Minute Books		17
	3.15	Complete Copies of Materials		17
	3.16	Contracts		17
	3.17	Accounts Receivable		17
	3.18	Employees and Consultants		17
	3.19	Title to Property		17
	3.20	Environmental Matters		18
	3.21	Taxes		19
	3.22	Employee Benefit Plans		20
		3.22.2	Documents	20
		3.22.3	Compliance	21
		3.22.4	No Title IV or Multiemployer Plan	21
		3.22.5	COBRA, FMLA, HIPAA, Cancer Rights	22
		3.22.6	Effect of Transaction	22
	3.23	Employee Matters		22
	3.24	Insurance		23

	3.25	Compliance with Laws		23
	3.26	Brokers' and Finders' Fee		23
	3.27	Personally Identifiable Information		23
	3.28	Bank Accounts; Officers and Directors		23
	3.29	Credit Cards		23
	3.30	Representations Complete		24
4.	Representations and Warranties of the Shareholders			24
	4.1	Organization; Authority		24
	4.2	Investment Intent		24
	4.3	Experience of such Shareholder		24
	4.4	Difference in Securities		24
	4.5	Access to Information		25
	4.6	No Governmental Review		25
	4.7	Reliance on Exemptions		25
	4.8	Transfer or Resale		25
	4.9	Ownership of Shares		25
5.	Representations and Warranties of Parent and Merger Sub			25
	5.1	Organization, Standing and Power		25
	5.2	Authority		26
	5.3	Capital Structure		26
	5.4	Issuance of Shares		26
	5.5	Representations Complete		26
6.	Additional Agreements			26
	6.1	Sale of Shares Pursuant to Regulation D		26
	6.2	Restrictions on Transfers		27
	6.3	Additional Shares		27
	6.4	Public Disclosure		27
	6.5	Target Options		28
	6.6	Blue Sky Laws		28
	6.7	Escrow Agreement		28
	6.8	Reorganization		28
	6.9	Registration of Shares Issued in the Merger		28
	6.10	Listing of Shares		31
	6.11	Final Tax Returns		31
	6.12	Reconciliation of Excess Cash		32
	6.13	Intercompany Royalties		32
	6.14	Confidentiality		33
	6.15	Use of "Surreal" name		33
	6.16	Office Upgrades		33
7.	Deliveries at Closing			33
	7.1	Deliveries by Target, Principal Shareholders and/or Minority Shareholders		33
		7.1.1	Resolutions	33
		7.1.2	Organization Documents	33
		7.1.3	Certificate of Status	33
		7.1.4	Articles of Merger	33
		7.1.5	Stock Certificates	33
		7.1.6	Third Party Consents	33
		7.1.7	Investor Representation Statement; Number of Shareholders	34
		7.1.8	Purchaser Representative	34

		7.1.9	Opinion	34
		7.1.10	Closing Date Balance Sheet	34
		7.1.11	Termination of Shareholder and Voting Agreements	34
		7.1.12	Minute Books	34
		7.1.13	Form W-9	34
	7.2	Deliveries by Parent and/or Merger Sub		34
		7.2.1	Resolutions of Merger Sub	34
		7.2.2	Resolutions of Parent	34
		7.2.3	Certificate of Status	34
		7.2.4	Articles of Merger	34
		7.2.5	Delivery of Stock Certificates	34
		7.2.6	Opinion Letter	35
	7.3	Other Deliveries		35
		7.3.1	Employees	35
		7.3.2	Escrow Agreement	35
8.	Escrow and Indemnification			35
	8.1	Escrow Fund		35
	8.2	Survival of Warranties		35
	8.3	Indemnification		35
		8.3.1	Indemnification by the Principal Shareholders	35
		8.3.2	Indemnification by Parent and Merger Sub	36
		8.3.3	Indemnification by Shareholders	36
		8.3.4	Threshold and Cap for Claims	36
	8.4	Escrow Period; Release From Escrow		36
	8.5	Claims Upon Escrow Fund		37
	8.6	Objections to Claims		37
	8.7	Agent for Principal Shareholders		38
	8.8	Replacement of Escrow Agent		38
9.	General Provisions			38
	9.1	Notices		38
	9.2	Counterparts		39
	9.3	Entire Agreement; Nonassignability; Parties in Interest		39
	9.4	Severability		39
	9.5	Remedies Cumulative		39
	9.6	Governing Law		40
	9.7	Rules of Construction		40
	9.8	Amendment; Waiver		40
Exhibit A			Articles of Merger	A-1
Exhibit B			Escrow Agreement	B-1
Exhibit C-1			Investor Suitability Questionnaire	C-1-1
Exhibit C-2			Registration Statement Questionnaire	C-2-1
Schedules
Schedule 6.2			List of Restricted Shares
Schedule 6.13			Amendment to Royalty Payments
Schedule 7.3.1			Employees entering into Employment Agreements and Restricted Stock Agreements.
Schedule 8.1			Escrow Shares
Schedules Omitted

AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of April 5, 2004 by and among MIDWAY GAMES INC., a Delaware corporation ("Parent"), GTDD INC., a Washington corporation ("Merger Sub") and wholly owned subsidiary of Parent, SURREAL SOFTWARE INC., a Washington corporation ("Target"), the Principal Shareholders of Target and the Minority Shareholders of Target.

W I T N E S S E T H:

        WHEREAS, the Boards of Directors of Target, Parent and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target (the "Merger") with Target as the surviving corporation of the Merger and, in furtherance thereof, have approved the Merger.

        WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code (as hereafter defined), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code as a statutory merger.

        NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

        1.    Definitions.    As used in this Agreement, the following terms shall have the following meanings:

        "Additional Escrow Shares" has the meaning set forth in Section 8.1.2.

        "Articles of Merger" means the Articles of Merger and Plan of Merger attached hereto as Exhibit A.

        "Cap" means $4,000,000.

        "CERCLA" has the meaning set forth in Section 3.20.11.

        "Closing" has the meaning set forth in Section 2.2.

        "Closing Date" has the meaning set forth in Section 2.2.

        "Closing Date Balance Sheet" means the statement of all assets and liabilities of Target as of the Closing Date certified by the Principal Shareholders.

        "Closing Price" has the meaning set forth in Section 2.6.3.

        "COBRA" has the meaning set forth in Section 3.22.5.

        "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        "Confidential Information" means any and all confidential and proprietary information relating to the trade secrets, technology, services, business and financial affairs of Target or the Parent and its Subsidiaries, including any and all customer lists, purchase and sales records, marketing plans, software, game development techniques, financial information, and other confidential and proprietary information relating to the business of Target, Parent or any of Parent's Subsidiaries, or the Merger, other than such information as may at any time (i) be or become lawfully available to the general public through no fault of the disclosing party, or (ii) be or become available to a Shareholder, on a non-confidential basis from another source, not subject to a confidentiality obligation.

        "Copyrights" has the meaning set forth in Section 3.12.13.

        "Damages" has the meaning set forth in Section 8.3.1.

        "Disclosure Materials" means the following: letter to the Shareholders of Target dated March 15, 2004 from Parent enclosing Parent's annual report on Form 10-K and a description of Parent's Common Stock; confidential letter to the Shareholders of Target dated April 1, 2004 from Parent and Target describing the Merger with Exhibits 1 through 7 attached, this Agreement and the SEC Reports.

        "Effectiveness Deadline" has the meaning set forth in Section 6.9.6.

        "Effective Time" means the effective time of the Merger as set forth in the Articles of Merger.

        "Environmental Laws" has the meaning set forth in Section 3.20.11.

        "ERISA" has the meaning set forth in Section 3.22.1.

        "ERISA Affiliate" has the meaning set forth in Section 3.22.1.

        "Escrow Agent" means initially, Shack Siegel Katz & Flaherty P.C., and any person or entity who replaces such firm as Escrow Agent with the consent of Parent and the Principal Shareholders.

        "Escrow Agreement" means the Escrow Agreement in the form of Exhibit B and any replacements thereof.

        "Escrow Fund" has the meaning set forth in Section 8.1.1

        "Escrow Shares" has the meaning set forth in Section 2.6.6.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Failure Days" has the meaning set forth in Section 6.9.6.

        "Filing Deadline" has the meaning set forth in Section 6.9.6.

        "Governmental Authority" has the meaning set forth in Section 3.2.

        "Hazardous Materials" has the meaning set forth in Section 3.20.12.

        "HIPAA" has the meaning set forth in Section 3.22.5.

        "Holder" has the meaning set forth in Section 6.9.1.

        "Holder Indemnitee" has the meaning set forth in Section 6.9.5.

        "Indemnified Person" has the meaning set forth in Section 6.9.8.

        "Indemnifying Person" has the meaning set forth in Section 6.9.8.

        "Individuals" has the meaning set forth in the definition of Privacy Statements.

        "Intellectual Property" has the meaning set forth in Section 3.12.1.

        "Issued Patents" has the meaning set forth in Section 3.12.11.

        "Investor Suitability Questionnaire" means the questionnaire in the form of Exhibit C-1 attached hereto.

        "Limitation" has the meaning set forth in Section 8.3.4.

        "Merger" has the meaning set forth in the first WHEREAS clause.

        "Merger Consideration" has the meaning set forth in Section 2.6.1.

        "Merger Sub" has the meaning set forth in the introductory paragraph.

        "Minority Shareholders" means each of the shareholders of Target who are signatories hereto other than the Principal Shareholders.

        "NYSE" means the New York Stock Exchange.

        "Officer's Certificate" has the meaning set forth in Section 8.5.

        "Parent" has the meaning set forth in the introductory paragraph.

        "Parent Common Stock" means the common stock, $.01 par value, of Midway Games Inc.

        "Parent Indemnified Person" and "Parent Indemnified Persons" have the meanings set forth in Section 8.3.1.

        "Parent Indemnitee" has the meaning set forth in Section 6.9.6.

        "Patent Applications" has the meaning set forth in Section 3.12.12.

        "Patents" has the meaning set forth in Section 3.12.12.

        "Principal Shareholders" means Stuart Denman, Michael R. Nichols, Alan R. Patmore and Nicholas J. Radovich, each of whom is a signatory hereto.

        "Principal Shareholders Agent" means Nicholas J. Radovich.

        "Privacy Statements" means, collectively, any and all of Target's privacy policies published on the Target Sites or otherwise made available by Target regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of the Target Sites ("Individuals").

        "Registrable Securities" means the shares of Parent Common Stock issued as the Merger Consideration and any shares of Parent Common Stock issued pursuant to Section 6.3, and the rights associated therewith.

        "Registration Statement" has the meaning set forth in Section 6.9.1.

        "Registration Statement Questionnaire" means the questionnaire in the form of Exhibit C-2 attached hereto.

        "Release Date" has the meaning set forth in Section 8.4.2.

        "Resumption Notice" has the meaning set forth in Section 6.9.3.

        "RCRA" has the meaning set forth in Section 3.20.11.

        "Returns" has the meaning set forth in Section 3.21.2.

        "SEC" means the Securities and Exchange Commission.

        "SEC Reports" means Parent's Annual Report on Form 10-K for the year ended December 31, 2003 and its current report on Form 8-K dated March 22, 2004.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Shareholder Agreements" means the agreements among or between one or more Shareholders relating to Target and/or Target Common Stock as identified in Section 3.7 of the Target Disclosure Schedule.

        "Shareholders" means collectively the Principal Shareholders and the Minority Shareholders.

        "Subsidiary" of a person or entity means any entity, the beneficial or record ownership of which is at least 50% owned directly or indirectly by such person or entity.

        "Surviving Corporation" means Target as the surviving corporation of the Merger.

        "Suspension Notice" has the meaning set forth in Section 6.9.3.

        "Suspension Right" has the meaning set forth in Section 6.9.3.

        "Target" has the meaning set forth in the introductory paragraph.

        "Target Common Stock" means the common stock, no par value per share, of Target.

        "Target Disclosure Schedule" has the meaning set forth in Section 3.

        "Target Employee Plans" has the meaning set forth in Section 3.22.1.

        "Target Financial Statements" has the meaning set forth in Section 3.6.

        "Target Indemnified Person" and "Target Indemnified Persons" shall have the meaning set forth in Section 8.3.2.

        "Target Intellectual Property" has the meaning set forth in Section 3.12.4.

        "Target Option Plan" means the Surreal Software Inc. 1998 Stock Option Plan.

        "Target Options" means options granted under the Target Option Plan.

        "Target Products" has the meaning set forth in Section 3.12.32.

        "Target Sites" means all of Target's public sites on the World Wide Web.

        "Target Software" has the meaning set forth in Section 3.12.11.

        "Target's Current Facilities" has the meaning set forth in Section 3.20.2.

        "Target's Facilities" has the meaning set forth in Section 3.20.2.

        "Tax" and "Taxes" have the meanings set forth in Section 3.21.1.

        "Termination Date" has the meaning set forth in Section 8.4.1.

        "Terms and Conditions" means any and all of the visitor terms and conditions published on the Target Sites governing Individuals' use of and access to the Target Sites.

        "Third Party Intellectual Property" has the meaning set forth in Section 3.12.4.

        "Trademarks" has the meaning set forth in Section 3.12.14.

        "U.S. Person" has the meaning set forth in Section 7.1.7.

        "Value" means the closing price of Parent Common Stock on the NYSE.

        "Voting Agreements" means the voting agreement and irrevocable proxies given by each of the Minority Shareholders as identified in Section 3.7 of the Target Disclosure Schedule.

        "Washington Law" means the Revised Code of Washington.

        2.    The Merger.

          2.1    The Merger.    At the Effective Time, subject to and upon the terms and conditions of this Agreement, the Articles of Merger, the applicable provisions of the Washington Law, and Section 368(a)(1)(A) of the Code, Merger Sub shall be merged with and into Target in a statutory merger, the separate corporate existence of Merger Sub shall cease and Target shall continue as the Surviving Corporation.

          2.2    Closing; Effective Time.    The closing of the transactions contemplated hereby (the "Closing") shall take place concurrently herewith (the "Closing Date"). The Closing shall take place at the offices of Midway Games Inc., 2704 West Roscoe Street, Chicago, Illinois 60618, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto are causing the Merger to be consummated at the Effective Time by filing the Articles of Merger, together with any required certificates, with the Secretary of State of the State of Washington, in accordance with the relevant provisions of Washington Law.

          2.3    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement, and the applicable provisions of Washington Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          2.4    Articles of Incorporation; Bylaws.

            2.4.1    The Articles of Incorporation of Merger Sub immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation except that the Articles of Incorporation of Merger Sub shall be amended to reflect the name of the Surviving Corporation as Surreal Software Inc.

            2.4.2    The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

          2.5    Directors and Officers.    The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Target immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time.

          2.6    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any further action on the part of Merger Sub, Target or any of the Shareholders:

            2.6.1    Conversion of Target Common Stock.    Each share of Target Common Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged into the right to receive the following (the "Merger Consideration"): (a) that number of validly issued, fully paid and nonassessable shares of Parent Common Stock which equal the amount obtained by dividing (i) (a) $3,987,500 divided by (b) the closing price of Parent Common Stock as reported on the NYSE on the business day immediately prior to the Effective Date by (ii) the number of shares of Target Common Stock issued and outstanding immediately prior to the Effective Time (the "Exchange Ratio"), subject to Section 2.6.3 and (b) any shares issued pursuant to Sections 6.3 and 6.9.6;

            2.6.2    Capital Stock of Merger Sub.    At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

            2.6.3    Fractional Shares.    No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, the number of shares of Parent Common Stock to be issued to each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be rounded up or down to the nearest whole share.

            2.6.4    Certificate Legends.    The shares of Parent Common Stock being issued pursuant to this Section 2.6 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may not be resold without registration under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act. Each certificate evidencing shares of Parent Common Stock issued pursuant to this Section 2.6 or otherwise pursuant to this Agreement shall bear the following legends:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

Certificates evidencing shares of Parent Common Stock subject to the restrictions of Section 6.2 shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED ON OR BEFORE [DATE].

All certificates shall also bear any legends required by state securities laws.

            2.6.5    Exchange Procedures.    Concurrently herewith, each Shareholder is delivering the certificates representing his shares of Target Common Stock as set forth in Schedule 2.6.5 and is being issued in exchange therefor the shares of Parent Common Stock set forth opposite such Shareholder's name on Schedule 2.6.5.

            2.6.6    Escrow.    Concurrently herewith, each of the Principal Shareholders are depositing with the Escrow Agent pursuant to Section 8.1, certificates representing 10% of the shares of Parent Common Stock issued to the Principal Shareholders (the "Escrow Shares") as set forth on Schedule 8.1, together with duly executed stock powers endorsed in blank. Such shares shall be held in escrow under the Escrow Agreement as security for the obligations of the Principal Shareholders under Section 8.

          2.7    No Further Ownership Rights in Target Common Stock.    The Merger Consideration delivered upon the surrender and exchange of shares of Target Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration or transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time.

          2.8    Tax Consequences.    It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code as a statutory merger. The parties shall use all reasonable efforts not to take any action inconsistent with this treatment and shall report the tax treatment of this Agreement and the transactions contemplated hereby consistent with this tax treatment.

          2.9    Taking of Necessary Action; Further Action.    Each of Parent, Merger Sub, Target and the Principal Shareholders will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as of the Effective Time. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

        3.    Representations and Warranties of the Principal Shareholders.    Each of the Principal Shareholders, jointly and severally, represents and warrants to Parent and Merger Sub that the statements contained in this Section 3 are true and correct, except as disclosed in a document of even date herewith and delivered by the Principal Shareholders to Parent on the date hereof referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"). The Target Disclosure Schedule will be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Section 3, and the disclosure in any such numbered and lettered section of the Target Disclosure Schedule shall qualify only the corresponding subsection in this Section 3 (except to the extent disclosure in any numbered and lettered section of the Target Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the Target Disclosure Schedule).

          3.1    Organization, Standing and Power.    Target is a corporation duly organized and validly existing under the laws of the State of Washington. Target has the corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing (to the extent such status exists) or such qualification remains current and has not been revoked, where the conduct of its business or the ownership of its properties requires it to be qualified. Each of such jurisdictions is set forth in the Target Disclosure Schedule. Target has delivered to Parent a true, correct and complete copy of Target's Articles of Incorporation and Bylaws, each as amended to date. Target is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. Target has no Subsidiaries. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          3.2    Authority.    Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target including, without limitation, the unanimous consent of all of the Shareholders. No further action or approval is necessary or required under Washington Law or any other law to approve the execution and delivery of this Agreement by Target and the consummation of the Merger and other transactions contemplated hereby. The Board of Directors of Target has unanimously (a) approved this Agreement and the Merger; and (b) determined that in its opinion the Merger is in the best interests of Target, as contemplated by Section 23B.08.300(1)(c) of the Washington Law.

          3.3    Enforceable Agreement.    This Agreement has been duly executed and delivered by Target and each of the Principal Shareholders and constitutes the legal, valid and binding obligation of Target and each Principal Shareholder, enforceable against Target and each Principal Shareholder in accordance with its terms.

          3.4    No Conflicts.    The execution and delivery of this Agreement by Target and the Shareholders does not, and the Merger and consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (a) any provision of the Articles of Incorporation or Bylaws of Target; or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of the Principal Shareholders or to any of their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Authority") is required by or with respect to Target or any Principal Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Articles of Merger, as provided in Section 2.2; and (b) filings required under Regulation D of the Securities Act.

          3.5    Governmental Authorization.    Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Authority (a) pursuant to which Target currently operates or holds any interest in any of its properties; or (b) that is required for the operation of Target's business or the holding of any such interest and all of such authorizations are in full force and effect.

          3.6    Financial Statements.

            3.6.1    Set forth in Section 3.6 of the Target Disclosure Schedule, are the unaudited balance sheets of Target dated December 31, 2003, 2002 and 2001, together with the related statements of profit and loss for each of the fiscal years then ended, and Target's unaudited balance sheet as at April 5, 2004, and the related statement of profit and loss for the period from January 1, 2004 through such date (collectively, the "Target Financial Statements"). The Target Financial Statements have been prepared on a cash basis, applied on a consistent basis throughout the periods presented and consistent with each other. The Target Financial Statements are true, accurate and complete insofar as the information intended to be presented, have been prepared from Target's books and records, reflect all payments received or made and all purchases and sales and other operations (on a cash basis) of Target and fairly present the consolidated financial condition, operating results and cash flow of Target as of the dates, and for the periods indicated therein.

            3.6.2    Target maintains and has maintained through out the periods covered by the Target Financial Statements a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements of Target and to maintain accountability for assets; (iii) access to Target's assets is permitted only in accordance with management's authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Target is not party to or otherwise involved in any "off-balance sheet arrangements" (as defined in Item 303 of Regulation S-K under the Exchange Act).

            3.6.3    The Closing Date Balance Sheet has been prepared and compiled in accordance with accounting principles generally accepted in the United States, on an accrual basis, which includes reserves established for identified contingent liabilities, to reflect all assets and liabilities of Target as of the date hereof. Except as shown on the Closing Date Balance Sheet, Target has no liabilities attributable to periods on or before the Effective Time including, without limitations, obligations to any employees or Taxing authority. There are, in the aggregate, sufficient free cash balances in Target's bank accounts plus MHEI receivables to pay all unpaid liabilities of Target relating to any period or event on or prior to the Effective Time. The total amount and location of such free cash balances is set forth at Section 3.6.3 of Target Disclosure Schedule.

          3.7    Capital Structure.    The authorized capital stock of Target consists of 1,000,000 shares of Target Common Stock, of which there were issued and outstanding as of the close of business on the date hereof, 623,728 shares to the Shareholders as set forth in Schedule 2.6.5. All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of

  Incorporation or Bylaws of Target or any agreement to which Target or any Principal Shareholder is a party or by which it is bound. The record owners of Target's outstanding securities is set forth in Schedule 2.6.5. Each of the Principal Shareholders owns the number of shares of Target Common Stock set forth opposite such Principal Shareholder's name in Schedule 2.6.5, free and clear of any liens or encumbrances or any voting restrictions or agreements. There are no shares of Target Common Stock reserved for issuance. There are no options, warrants, calls, rights, commitments or agreements of any character to which Target or any Principal Shareholder is a party or by which it or any of them is bound, obligating Target or any Principal Shareholder to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Common Stock or any other security or agreement obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Target Common Stock or other securities of Target (a) between or among Target and any other person or entity; or (b) to which any Principal Shareholder is a party. All shares of outstanding Target Common Stock and any rights to acquire Target Common Stock including any options, were issued and the cancellation of all Target Options was effected in compliance with all applicable federal and state securities laws.

          3.8    Absence of Certain Changes.    Since December 31, 2003, Target has conducted its business only in the ordinary course consistent with past practice and there has not occurred (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business, assets, financial condition or prospects of Target; (b) any acquisition, sale or transfer of any asset of Target; (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Target Common Stock or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (e) any contract entered into by Target, or any amendment or termination of, or default under, any contract to which Target is a party or by which it is bound; (f) any amendment or change to the Articles of Incorporation or Bylaws of Target; (g) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors, employees or Shareholders; or (h) any negotiation or agreement by Target to do any of the things described in the preceding clauses (a) through (g) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of Target's capital stock and except as disclosed in the Closing Date Balance Sheet and as contemplated by Sections 6.11 and 6.12, no amounts owing by Target to any Shareholder.

          3.9    Absence of Undisclosed Liabilities.    Target has no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than those set forth or adequately provided for in the Closing Date Balance Sheet. The expenses incurred by Target in connection with the negotiation of this Agreement and consummation of the transactions contemplated thereby, including fees and expenses of counsel, whether incurred and/or billed before or after the Effective Time, shall for all purposes of this Agreement constitute liabilities of Target accrued prior to the Effective Time and have been fully reserved for on the Closing Date Balance Sheet.

          3.10    Litigation.    There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Authority, foreign or domestic, or, to the knowledge of the Principal Shareholders, threatened against Target or any of its properties or any of its officers or directors (in their capacities as such) or against any of the Principal Shareholders. There is no judgment, decree or order against Target, or any of its respective directors or officers (in their capacities as such) or any of the Principal Shareholders, that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. All pending or threatened litigation to which Target or any Principal Shareholder is a party is described in Section 3.10 of the Target Disclosure Schedule.

          3.11    Restrictions on Business Activities.    There is no agreement, judgment, injunction, order or decree binding upon Target or any of the Principal Shareholders that has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted or as proposed to be conducted by the Surviving Corporation.

          3.12    Intellectual Property.

            3.12.1    For purposes of this Agreement, "Intellectual Property" means:

        1      all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

        2      all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

        3      all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

        4      trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "Trademarks") and domain name registrations;

        5      all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes; and

        6      all other intangible assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

            3.12.2    Target owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property used or currently proposed to be used in the business of Target as currently conducted or as proposed to be conducted by Target. The Intellectual Property owned by and licensed to Target collectively constitutes all of the Intellectual Property necessary to enable Target to conduct its business as such business is currently being conducted and is set forth in Section 3.12 of the Target Disclosure Schedule. No current or former officer, director, shareholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Target Intellectual Property.

            3.12.3    With respect to each item of Intellectual Property incorporated into any product of Target or otherwise used in the business of Target (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding

    $5,000 on standard terms and conditions, as modified for Target's operations) ("Target Intellectual Property"), Section 3.12 of the Target Disclosure Schedule lists:

        1      all Issued Patents and Patent Applications, all registered Trademarks, and pending trademark registrations and all registered Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

        2      the following agreements relating to each of the products of Target (the "Target Products") or other Target Intellectual Property: all (A) agreements granting any right to distribute or sublicense a Target Product on any exclusive basis; (B) any exclusive licenses of Intellectual Property to or from Target; (C) agreements pursuant to which there are amounts actually paid or payable under firm commitments to Target; (D) joint development agreements; (E) any agreement by which Target grants any ownership right to any Target Intellectual Property; (F) any order relating to Target Intellectual Property; (G) any option relating to any Target Intellectual Property; and (H) agreements pursuant to which any party is granted any rights to access source code or to use source code to create derivative works of Target Products.

            3.12.4    Section 3.12 of the Target Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Target is a party and pursuant to which Target is authorized to use any Intellectual Property owned by any third party, excluding "off the shelf" or other software widely available through regular commercial distribution channels on standard terms and conditions ("Third Party Intellectual Property").

            3.12.5    To the knowledge of the Principal Shareholders, there is no unauthorized use, disclosure, infringement or misappropriation of any Target Intellectual Property, including any Third Party Intellectual Property, by any third party, including any employee or former employee of Target. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard publishing or development agreements arising in the ordinary course of business, the forms of which have been delivered to Parent or its counsel. There are no royalties, fees or other payments payable by Target to any Person by reason of the ownership, use, sale or disposition of Target Intellectual Property.

            3.12.6    Target is not in breach of any license, sublicense or other agreement relating to the Target Intellectual Property or Third Party Intellectual Property. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on the Parent's right to own or use any Target Intellectual Property, including any Third Party Intellectual Property.

            3.12.7    All Patents, registered Trademarks and registered Copyrights, if any, held by Target are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any Patent comprising or relating to such item have been paid in the correct entity status amounts. As of the Effective Time, Target is not infringing, misappropriating or making unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party. There is no proceeding pending or to the knowledge of any of the Principal Shareholders, threatened, nor has any claim or demand been made that challenges the legality, validity, enforceability or ownership of any item of Target Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement of any Patents, Copyrights or Trademarks, or violation of any trade secret or other proprietary right of any third party.

    Target has not brought a proceeding alleging infringement of Target Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

            3.12.8    All current and former officers and employees of Target have executed and delivered to Target an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Target of any Intellectual Property arising from services performed for Target by such persons, the form of which is attached in the Target Disclosure Schedule. All current and former consultants and independent contractors to Target involved in the development, modification, marketing and servicing of any Target Products or Target Intellectual Property have executed and delivered to Target an agreement in the form included in the Target Disclosure Schedule (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Target of any Intellectual Property arising from services performed for Target by such persons. To the knowledge of the Principal Shareholders, no employee or independent contractor of Target is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Target. No current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Target Intellectual Property.

            3.12.9    Target has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Target Intellectual Property (except such Target Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Target Intellectual Property. All use, disclosure or appropriation of Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information") owned by Target by or to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

            3.12.10    No product liability claims have been communicated in writing to Target or, to the knowledge of the Principal Shareholders, threatened against Target.

            3.12.11    A complete list of each of the Target Products and Target's proprietary software ("Target Software"), together with a brief description of each, is set forth in Section 3.12 of the Target Disclosure Schedule. The Target Software and Target Products conform in all material respects with any specification, documentation, performance standard, representation or statement provided with respect thereto by or on behalf of Target.

            3.12.12    Target is not subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any Target Intellectual Property by Target, or which may affect the validity, use or enforceability of such Target Intellectual Property. Target is not subject to any agreement that restricts the use, transfer, delivery or licensing by Target of the Target Intellectual Property or Target Products.

            3.12.13    Except as set forth in Section 3.12.13 of the Target Disclosure Schedule, none of the Target Products contains any software that may be subject to an open source or general public license.

          3.13    Interested Party Transaction.    Target is not indebted to any director, officer, employee, agent or Shareholder of Target (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target. There have been no transactions during the two-year period ending on the date hereof that would require disclosure if Target were subject to disclosure under Item 404 of Regulation S-K under the Securities Act.

          3.14    Minute Books.    The minute books of Target contain all minutes and other records of all meetings of the Board of Directors, committees of the Board of Directors and shareholders of Target or actions by written consent in lieu of meetings by the Board of Directors, committees of the Board of Directors or shareholders of Target since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

          3.15    Complete Copies of Materials.    Target has delivered or made available true and complete copies of each document identified in the Target Disclosure Schedule or that has otherwise been requested by Parent or its counsel in connection with their due diligence review of Target.

          3.16    Contracts.    All of Target's contracts and agreements, written or oral, are listed in Section 3.16 of the Target Disclosure Schedule except for those contracts and agreements which, by their terms, have been fully completed or otherwise terminated so that no party thereto has any obligation thereunder after the Effective Time. With respect to each such contract: (a) the contract is legal, valid, binding and enforceable and in full force and effect with respect to Target, and is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (b) the contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Effective Time in accordance with its terms as in effect prior to the Effective Time, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (c) neither Target nor, to the knowledge of the Principal Shareholders, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by Target or, to the knowledge of the Principal Shareholders, by any such other party, or permit termination, modification or acceleration, under such contract.

          3.17    Accounts Receivable.    Subject to any reserves set forth therein, the accounts receivable shown on the Target Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment, lien or security interest, and are not subject to valid defenses, set-offs or counter claims. The accounts receivable are collectible in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the Closing Date Balance Sheet.

          3.18    Employees and Consultants.    Section 3.18 of the Target Disclosure Schedule or a separate letter delivered to Parent by Target and initialed by the Principal Shareholders contains a list of the names of all employees (including without limitation part-time employees and temporary employees), leased employees, independent contractors and consultants of Target, together with their respective salaries or wages, other compensation, dates of employment and positions.

          3.19    Title to Property.    Target has good and marketable title to all of its properties, interests in properties and assets, real and personal, or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character. The property and equipment of Target that are used in the operations of Target's business are in all respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Target are reflected in the Closing Date Balance Sheet to the extent required by generally accepted accounting principles. All leases to which Target is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally; and general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Target owns no real property. All of Target's property is located at its offices at 701 North 34th Street, Seattle, Washington 98103. A list of all of Target's fixed tangible assets and the cost and book value thereof is set forth in the Target Disclosure Schedule.

          3.20    Environmental Matters.

            3.20.1     The following terms shall be defined as follows:

        1      "Environmental Laws" shall mean any applicable foreign, federal, state or local governmental laws (including common laws), statutes, ordinances, codes, regulations, rules, policies, permits, licenses, certificates, approvals, judgments, decrees, orders, directives, or requirements that pertain to the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use, recycling, or other contact or involvement with Hazardous Materials (as defined in Section 3.20.12), including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended ("CERCLA"), and the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended ("RCRA").

        2      "Hazardous Materials" shall mean any material, chemical, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a "hazardous constituent," "hazardous substance," "hazardous material," "acutely hazardous material," "extremely hazardous material," "hazardous waste," "hazardous waste constituent," "acutely hazardous waste," "extremely hazardous waste," "infectious waste," "medical waste," "biomedical waste," "pollutant," "toxic pollutant," "contaminant" or any other formulation or terminology intended to classify or identify substances, constituents, materials or wastes by reason of properties that are deleterious to the environment, natural resources, worker health and safety, or public health and safety, including without limitation ignitability, corrosivity, reactivity, carcinogenicity, toxicity and reproductive toxicity. The term "Hazardous Materials" shall include without limitation any "hazardous substances" as defined, listed, designated or regulated under CERCLA, any "hazardous wastes" or "solid wastes" as defined, listed, designated or regulated under RCRA, any asbestos or asbestos-containing materials, any polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate or by-product.

            3.20.2     Target is and has been in compliance with all Environmental Laws relating to the properties or facilities used, leased or occupied by Target at any time (collectively, "Target's Facilities;" such properties or facilities currently used, leased or occupied by Target are defined herein as "Target's Current Facilities"), and to the knowledge of the Principal Shareholders no discharge, emission, release, leak or spill of Hazardous Materials has occurred at any of Target's Facilities that may or will give rise to liability of Target under Environmental Laws. To the knowledge of the Principal Shareholders, there are no Hazardous Materials (including without limitation asbestos) present in the surface waters, structures, ground waters or soils of or beneath any of Target's Current Facilities. To the knowledge of the Principal Shareholders, there neither are nor have been any aboveground or underground storage tanks for Hazardous Materials at Target's Current Facilities. To the knowledge of the Principal

    Shareholders, no Target employee or other person has claimed that Target is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. No civil, criminal or administrative action, proceeding or investigation is pending against Target, or, to the knowledge of the Principal Shareholders, threatened against Target, with respect to Hazardous Materials or Environmental Laws; and Target is not aware of any facts or circumstances that could form the basis for assertion of a claim against Target or that could form the basis for liability of Target, regarding Hazardous Materials or regarding actual or potential noncompliance with Environmental Laws.

          3.21    Taxes.

            3.21.1    As used in this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, stamp transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            3.21.2    Target has prepared and timely filed all returns, estimates, information statements and reports required to be filed by Target with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to Target or its operations with respect to Taxes with a due date, including extension, on or prior to the Closing Date and such Returns are true and correct in all material respects and have been completed in accordance with applicable law. Target and the Shareholders have made appropriate filings for Target to be treated as an S Corporation under the Code and for comparable treatment under all applicable state and local law. Target is and has had an S Corporation election in effect from January 1, 2003 through the end of the day that includes the Effective Time. Target has taken no actions nor delayed from taking any action that has resulted in the termination of the S corporation election status for any period ending on or before the end of the day that includes the Effective Time.

            3.21.3    Target, as of the Effective Time, (i) will have paid all taxes shown to be payable on such Returns covered by Section 3.21.2, and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

            3.21.4    There is no Tax deficiency outstanding or assessed or, to the knowledge of the Principal Shareholders, proposed against Target that is not reflected as a liability on the Closing Date Balance Sheet, nor has Target executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

            3.21.5    Target has no liabilities for unpaid Taxes that have not been accrued for or reserved on the Closing Date Balance Sheet, whether asserted or unasserted, contingent or otherwise and Target has no knowledge of any basis for the assertion of any such liability attributable to Target, its assets or operations.

            3.21.6    Target is not a party to any tax-sharing agreement or similar arrangement with any other party, and Target has not assumed any obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

            3.21.7    Other than the audit for Washington Business and Occupancy and Sales and Use Taxes for the period January 1, 1998 through June 30, 2001, Target's Returns have never been audited by a Governmental Authority nor is any such audit in process or pending, and Target has not been notified of any request for such an audit or other examination.

            3.21.8    Target has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

            3.21.9    Target has disclosed to Parent (i) any Tax exemption, Tax holiday or other Tax-sharing arrangement that Target has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sharing arrangement; and (ii) any expatriate tax programs or policies affecting Target. Target is in compliance with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sharing arrangement or order of any Governmental Authority and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sharing arrangement or order.

            3.21.10    Target has made available to Parent copies of all Returns filed for all periods since January 1, 1998.

            3.21.11    Target has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Target;

            3.21.12    Target has not been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code; and

            3.21.13    Target is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Target that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 464 or 162(m) of the Code by Target or Merger Sub as an expense under applicable law.

          3.22    Employee Benefit Plans.

            3.22.1    Section 3.22 of the Target Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits or other benefits, whether written or unwritten, including without limitation each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is or has been sponsored, maintained, contributed to, or required to be contributed to by Target and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with Target within the meaning of Section 414(b), (c), (m) or (o) of the Code, (an "ERISA Affiliate") for the benefit of any person who performs or who has performed services for Target or with respect to which Target or any ERISA Affiliate has or may have any liability (including without limitation contingent liability) or obligation (collectively, the "Target Employee Plans").

            3.22.2    Documents.    Target has furnished to Parent true and complete copies of documents embodying each of the Target Employee Plans and related plan documents, including without limitation trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto. With respect to each Target Employee Plan that is subject to ERISA reporting requirements, Target has provided copies of the Form 5500 reports filed for the last five plan years. Target has furnished Parent with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Target Employee Plan, and to The knowledge of the Principal Shareholders nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

            3.22.3    Compliance.    (i) Each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target; and Target and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (ii) any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (iv) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Target Employee Plan; (v) none of Target or any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Target Employee Plan; (vi) all contributions required to be made by Target or any ERISA Affiliate to any Target Employee Plan have been paid or accrued; (vii) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (viii) each Target Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; and (x) there has been no amendment to, written interpretation or announcement by Target or any ERISA Affiliate that would materially increase the expense of maintaining any Target Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Target Financial Statements.

            3.22.4    No Title IV or Multiemployer Plan.    Neither Target nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including without limitation any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of Target or any ERISA Affiliate has any actual or potential withdrawal liability (including without limitation any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

            3.22.5    COBRA, FMLA, HIPAA, Cancer Rights.    With respect to each Target Employee Plan, Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of 1998. Target has no unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation.

            3.22.6    Effect of Transaction.    The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target or any ERISA Affiliate to severance benefits or any other payment (including without limitation unemployment compensation, golden parachute, bonus or benefits under any Target Employee Plan), except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or that may become payable by Target pursuant to any Target Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each Target Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Acquirer or Target other than ordinary administration expenses typically incurred in a termination event.

          3.23    Employee Matters.    Target is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws. There are no proceedings pending or, to the knowledge of the Principal Shareholders, reasonably expected or threatened, between Target, on the one hand, and any or all of its current or former employees, on the other hand, including without limitation any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to the knowledge of the Principal Shareholders, reasonably expected or threatened, against Target under any workers' compensation or long-term disability plan or policy. Target has no unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation. Target is not a party to any collective bargaining agreement or other labor union contract, nor does Target know of any activities or proceedings of any labor union to organize its employees. Target has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the Effective Time. As of the Closing Date, Target has paid to its employees all salary, benefits and other compensation due its employees for services rendered, work performed or otherwise attributable, to any period on or before the Effective Time including, without limitation, accrued and unused earned vacation pay, sick time or other time for which any employee may be entitled so that the Surviving Corporation shall have no liability immediately after the Effective Time to any of its employees. Target has made all applicable withholding from such amounts and paid all payroll and other taxes with respect thereto. Target is not paying and is not obligated to pay any employee or any former employee any disability or workers compensation payments or unemployment benefits.

          3.24    Insurance.    Target has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target, all of which are disclosed in the Target Disclosure Schedule. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target is not required to pay any deductibles, self-insured retentions or administration costs under any of such policies and there are no losses for which Target is not fully insured. No insurer is defending Target against any claim made under any such policies under a reservation of rights or has denied coverage for any such claim. No Principal Shareholder has any knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

          3.25    Compliance with Laws.    Target has complied with, is not in violation of and has not received any notices of violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

          3.26    Brokers' and Finders' Fee.    Neither Target nor any of the Principal Shareholders is required to pay any broker, finder or investment banker brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

          3.27    Personally Identifiable Information.    Target has never, directly or indirectly through a third party, collected or stored any personally identifiable information of consumers or other individuals (e.g., first name, last name, physical address, email address or any other unique identifiers) through email, through any website it has owned, maintained, operated, sponsored, or endorsed or through any other means.

          3.28    Bank Accounts; Officers and Directors.    Section 3.6.3 of the Target Disclosure Schedule sets forth the following information:

              3.28.1    the name of each bank or other institution at which Target has an account or safe deposit box, brokerage or money market account, or standby letter of credit issued, the identifying numbers or symbols thereof and the names of all persons authorized to draw thereon or to have access thereto;

              3.28.2    the names and titles of all officers and directors of Target and of each trustee, fiduciary or plan administrator of each employee benefit plan of Target; and

              3.28.3    the free cash balances in all accounts. Cash balances shall not be deemed "free" for purposes of this Section 3.28 or Section 3.6.3 to the extent there are outstanding checks or drafts drawn against such funds.

          3.29    Credit Cards.    All credit cards of Target, including American Express and Bank of America credit cards are identified in the Target Disclosure Schedule together with who has possession of the cards and the unpaid balances on each card as of the date hereof. It is Target's policy that these credit cards may only be used for legitimate business expenses and that the user of the card is required to reimburse Target for any unauthorized charges.

          3.30    Representations Complete.    None of the representations or warranties made by the Principal Shareholders herein or in any Schedule or Exhibit hereto, including the Target Disclosure Schedule, or certificates furnished by any Principal Shareholder pursuant to this Agreement or in the Disclosure Materials as they relate to Target, the Principal Shareholders on the Merger, when all such documents are read together in their entirety, contain, or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact about Target or the Principal Shareholders necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.:

        4.    Representations and Warranties of the Shareholders.    Each Shareholder hereby, as to himself only and for no other Shareholder, represents and warrants to Parent and Merger Sub as follows

          4.1   Organization; Authority.    Such Shareholder has the necessary power and capacity to execute and deliver this Agreement and perform his obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against him in accordance with its terms.

          4.2   Investment Intent.    Such Shareholder is acquiring the Parent Common Stock as principal for his own account, for investment purposes only and not with a view to or for distributing or reselling such Parent Common Stock or any part thereof, without prejudice, however, to such Shareholder's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Parent Common Stock pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Shareholder to hold Parent Common Stock for any period of time. Such Shareholder does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Parent Common Stock.

          4.3   Experience of such Shareholder.    Such Shareholder, either alone or together with his purchaser representative, as that term is defined in Rule 501(h) of the Securities Act, has such knowledge, sophistication and experience in business and financial matters so that he is capable of evaluating the merits and risks of the prospective investment in the Parent Common Stock, and has so evaluated the merits and risks of such investment. Such Shareholder is able to bear the economic risk of an investment in the Parent Common Stock and, at the present time, is able to afford a complete loss of such investment. Such Shareholder is knowledgeable about the federal and applicable state and local securities laws, rules and regulations as they apply to such Shareholder's receipt of the Parent Common Stock under this Agreement and the inclusion of any Registrable Securities of such Shareholder in the Registration Statement (described in Section 6.9) and is knowledgeable of how such laws, rules and regulations and this Agreement may affect the such Shareholder's ability to buy or sell securities of Parent.

          4.4   Difference in Securities.    Such Shareholder understands that Target is subject to tax treatment as an S Corporation and that as a result, he may have taxable income attributable to him from Target's operations from January 1, 2003 through the Effective Time and that there is no assurance that such Shareholder has or will receive distributions from Target under Sections 6.11 and 6.12 hereof sufficient to pay such tax. Such Shareholder also understands that Parent has never paid a dividend on Parent Common Stock and is prohibited under certain agreements from paying any dividend on Parent Common Stock. Each Shareholder acknowledges that he understands the nature of the transactions contemplated by this Agreement and is familiar with the financial condition of Target and the value of Target Common Stock, and has been provided by Target all information that he has requested from Target with respect to Target in order to become a party to this Agreement. Such Shareholder has waived and/or terminated any rights he may have under any Shareholder Agreement.

          4.5   Access to Information.    Such Shareholder acknowledges that he has reviewed the SEC Reports and a description of Parent Common Stock and has been afforded: (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the offering of the Parent Common Stock and the merits and risks of investing in the Parent Common Stock; (ii) access to information, including copies of any exhibits to the SEC Reports, about Parent and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate his investment; (iii) the opportunity to obtain such additional information that Parent possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and (iv) has received the Disclosure Materials with all attachments referenced therein. Neither such inquiries nor any other investigation conducted by or on behalf of such Shareholder or his purchaser representatives or counsel shall modify, amend or affect such Shareholder's right to rely on the truth, accuracy and completeness of the SEC Reports and Parent's representations and warranties contained in this Agreement. Such Shareholders acknowledge that they are aware of the employment arrangements with certain Shareholders referred to in Section 7.3.1.

          4.6   No Governmental Review.    Each Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Parent Common Stock or the fairness or suitability of the investment in the Parent Common Stock nor have such authorities passed upon or endorsed the merits of the offering of the Parent Common Stock.

          4.7   Reliance on Exemptions.    Such Shareholder understands that the shares of Parent Common Stock are being offered and sold to him in reliance on specific exemptions from the registration requirements of the federal and state securities laws and that the Parent is relying upon the truth and accuracy of, and such Shareholder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Shareholder to acquire the Parent Common Stock.

          4.8   Transfer or Resale.    Such Shareholder understands that except as otherwise provided in this Agreement, the shares of Parent Common Stock issued to such Shareholder as Merger Consideration have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or pursuant to an available exemption from such registration, and such Shareholder shall have complied with the provisions of Section 6.2.

          4.9   Ownership of Shares.    Each Shareholder is the sole record and beneficial owner of the shares of Target Common Stock set forth opposite his name in Schedule 2.6.5, free and clear of all liens, claims and encumbrances. Each Shareholder has the sole power to vote his shares of Target Common Stock in respect of the Merger and this Agreement and has voted such shares in favor of the Merger and this Agreement. No Shareholder holds any other securities of Target or any rights or options to acquire any securities of Target.

        5.    Representations and Warranties of Parent and Merger Sub.    Parent and Merger Sub represent and warrant to the Shareholders that the statements contained in this Section 5 are true and correct.

          5.1   Organization, Standing and Power.    Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized and validly existing under the laws of the State of Washington. Each of Parent and

  Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted.

          5.2   Authority.    Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (a) any provision of the Certificate of Incorporation or Bylaws or other organization documents of Parent or any of its Subsidiaries; or (b) any mortgage, indenture, lease, contract or other agreement or instrument filed as an exhibit to the SEC Reports, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their properties or assets. No consent, approval, order or authorization of or registration, declaration or filing with any Governmental Authority is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (a) the filing of the Articles of Merger; (b) filings required under Regulation D of the Securities Act following the Effective Time; (c) such filings as may be required under applicable state securities laws; and (d) the filing with the NYSE of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon conversion of the Target Common Stock in the Merger.

          5.3   Capital Structure.    The authorized capital stock of Parent consists of 200,000,000 shares of common stock, $.01 par value, and 5,000 shares of preferred stock, $.01 par value. The SEC Reports contain a description of Parents outstanding securities as of the date hereof.

          5.4   Issuance of Shares.    The issuance and delivery of the Parent Common Stock as Merger Consideration in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of Parent, and, when issued as contemplated hereby, such shares of Parent Common Stock will be duly authorized and validly issued, fully paid and nonassessable. Assuming the accuracy and completeness of the representations and warranties of Target and Shareholders in this Agreement and the Investor Suitability Questionnaire and of the information about Target in this Agreement and the Disclosure Materials, the issuance of the Merger Consideration to the Shareholders in accordance with this Agreement is exempt from registration under the Securities Act.

          5.5   Representations Complete.    None of the representations or warranties made by Parent or Merger Sub herein or in the Disclosure Materials as they relate to Parent, Merger Sub or the Merger, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact about Parent, or Merger Sub necessary in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

        6.    Additional Agreements.

          6.1   Sale of Shares Pursuant to Regulation D.    The parties hereto acknowledge and agree that the shares of Parent Common Stock issued to the Shareholders as Merger Consideration shall constitute "restricted securities" under the Securities Act. The certificates of Parent Common Stock shall bear the legends set forth in Section 2.6.4.

          6.2   Restrictions on Transfers.    Each Shareholder acknowledges and agrees that anything in this Agreement to the contrary notwithstanding, the shares of Parent Common Stock issued as the Merger Consideration shall be restricted and that no Shareholder may sell, transfer, hypothecate or otherwise dispose of (a "Transfer") such shares except as follows:

            6.2.1    An aggregate of 67,751 shares of Parent Common Stock plus any shares of Parent Common Stock issued pursuant to Sections 6.3 and 6.9.6 shall have no restrictions on Transfer imposed by this Section 6.2.

            6.2.2    An aggregate of 189,026 shares of Parent Common Stock may not be transferred on or before October 5, 2004.

            6.2.3    An aggregate of 94,513 shares of Parent Common Stock may not be transferred on or before the first anniversary of the Closing Date.

            6.2.4    An aggregate of 94,513 shares of Parent Common Stock may not be transferred on or before the second anniversary of the Closing Date.

            6.2.5    An aggregate of 94,513 shares of Parent Common Stock may not be transferred on or before the third anniversary of the Closing Date.

            6.2.6    The application of the foregoing restrictions to the shares of Parent Common Stock issued to each Shareholder is set forth on Schedule 6.2. The certificates representing the applicable shares shall contain a restriction on Transfers consistent with this Section. The Escrow Shares shall be from the shares restricted under Section 6.2.5. Notwithstanding the foregoing, the certificates representing the Escrow Shares shall represent shares restricted under Section 6.2.5 but shall not bear a legend with respect to such restriction unless and until such shares are delivered to the Principal Shareholders. If such shares are delivered to Parent pursuant to Section 8, they shall not be deemed to be so restricted.

          6.3    Additional Shares.    If the closing price of Parent Common Stock on the date the Registration Statement is declared effective is not at least $7.38, then Parent shall issue to the Shareholders in accordance with the percentages set forth on Schedule 2.6.5, the total number of additional shares of Parent Common Stock obtained by dividing $500,000 by the Value of Parent Common Stock on the date the Registration Statement is declared effective and subtracting from such quotient 67,751. No fractional shares shall be issued but the number to be issued to each Shareholder shall be rounded up or down to the nearest whole number in accordance with Section 2.6.3. Such additional shares shall also be subject to the restrictions of Section 6.2.1.

          6.4    Public Disclosure.    Unless otherwise permitted by this Agreement, Parent and Target and the Shareholders shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and none of such parties shall issue any such press release or make any such statement or disclosure without the prior approval of the Principal Shareholders and Parent, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NYSE.

          6.5    Target Options.    All Target Options, whether vested or unvested have been cancelled.

          6.6    Blue Sky Laws.    Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of the Parent Common Stock in connection with the Merger. Target and Shareholders shall use commercially reasonable efforts to assist Parent, at Parent's expense, to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of Parent Common Stock in connection with the Merger.

          6.7    Escrow Agreement.    Concurrently herewith, Parent, Merger Sub, Escrow Agent and the Principal Shareholders will execute the Escrow Agreement and the Principal Shareholders shall deliver the certificates representing the Escrow Shares to the Escrow Agent.

          6.8    Reorganization.    Parent and the Principal Shareholders shall use their best efforts to cause the business combination contemplated by this Agreement to be effected by the Merger to be qualified as a "reorganization" described in Section 368 of the Code.

          6.9    Registration of Shares Issued in the Merger.

            6.9.1    Parent shall use its reasonable commercial efforts to cause the Registrable Securities to be registered under the Securities Act so as to permit the resale thereof. In connection therewith, Parent shall prepare and file one or more registration statements (the "Registration Statement") with the SEC with respect to the Registrable Securities as soon as practicable after the date hereof, and shall use its reasonable commercial efforts to cause the Registration Statement to become effective as soon as possible after the Effective Time; provided, however, that each holder of Registrable Securities ("Holder") shall provide all such information and materials to Parent and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Parent pursuant to this Section 6.9. Parent shall not be required to effect more than two (2) registrations under this Section 6.9. Parent intends to register the Registrable Securities for resale on Form S-3 on a delayed or continuous basis pursuant to Rule 415 of the Securities Act. Rule 415 of the Securities Act limits the securities to be included in a registration statement to those securities which, at the time the registration statement becomes effective, are reasonably expected to be offered and sold within two years following the effective date of the registration statement. Therefore, due to the restrictions on sale imposed by Section 6.2, it will be necessary to use two registration statements to register all of the Registrable Securities, one to be filed as soon as practical after the Effective Time and the other, about two years after the Effective Time in accordance with this Section. The offering made pursuant to such registration shall not be underwritten.

            6.9.2    Parent shall: (i) prepare and file with the SEC the Registration Statement in accordance with Section 6.9.1 with respect to the shares of Registrable Securities and shall use all commercially reasonable efforts to cause the Registration Statement to remain effective for a period ending on the first to occur of (A) the date all of the shares registered thereunder may be sold under Rule 144 in one three-month period (assuming compliance by the Holders with the provisions thereof) or (B) ninety (90) days after the third anniversary of the Effective Time or (C) when all of the shares issued as Merger Consideration have been sold or otherwise transferred by the Shareholders, subject to Section 6.9.3; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary, and comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until the termination of effectiveness of the Registration Statement; and (iii) for so long as Parent is required to cause the Registration

    Statement to remain effective, furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) as required by the Securities Act, and such other documents as each Holder may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold.

            6.9.3    Notwithstanding any other provision of this Section 6.9, Parent shall have the right at any time to require that all Holders suspend open market offers and sales of Registrable Securities whenever, and for so long as, in the reasonable, good-faith judgment of Parent's Board of Directors after consultation with counsel, there is in existence material undisclosed information or events with respect to Parent (the "Suspension Right"). In the event Parent exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Parent or until such time as the information or event is no longer material, each as reasonably determined in good faith by Parent after consultation with counsel. Parent will promptly give the Shareholders' Agent notice, in a writing signed by an executive officer of Parent, of any such suspension (the "Suspension Notice"). Parent agrees to notify the Shareholders' promptly upon termination of the suspension (the "Resumption Notice"). The period during which Parent is required to cause the Registration Statement to remain effective shall be extended by a period equal in length to any and all periods during which open market offers and sales of Registrable Securities are suspended pursuant to exercise of the Suspension Right.

            6.9.4    Parent shall pay all of the out-of-pocket expenses, other than underwriting discounts and commissions, if any, incurred in connection with any registration of Registrable Securities pursuant to this Section 6.9, including without limitation all registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of Parent's outside counsel and independent accountants.

            6.9.5    To the fullest extent permitted by law, Parent will indemnify, defend, protect and hold harmless each selling Holder, his successors and assigns (each a "Holder Indemnitee"), against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each Holder Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such actions, claims, losses, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any registration statement and any prospectus filed pursuant to Section 6.9 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by Parent of any rule or regulation promulgated under the Securities Act, the Exchange Act or any statute, regulation or law applicable to Parent and relating to action or inaction required of Parent in connection with such registration; provided, however, that Parent shall not be liable to any such Holder Indemnitee in respect of any actions, claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to Parent by such Holder Indemnitee or any other Holder for use in connection with such registration statement and prospectus or post-effective amendment.

            6.9.6    If the first Registration Statement which shall include the 67,751 shares of Parent Common Stock referenced in Section 6.2.1 shall not have been filed with the SEC within thirty (30) days after the Effective Time (the "Filing Deadline") or is not declared effective on or prior to the expiration of the earlier of 90 days after the date of filing and 120 days after the Closing Date (the "Effectiveness Deadline"), then Parent shall issue to the Shareholders as additional Merger Consideration shares of Parent Common Stock equal in Value as of the business day prior to the issuance date to the product of (i) $500,000 multiplied by (ii) the product of (A) .0005 multiplied by (B) the number of Failure Days. "Failure Days" shall mean, without duplication, (a) each day after the Filing Deadline that Parent fails to file the first Registration Statement with the SEC as aforesaid and (b) each day after the Effectiveness Deadline that the first Registration Statement has not been declared effective by the SEC. The foregoing shares shall be issued to the Shareholders pro rata in accordance with their ownership percentages of Target and shall be issued to the Shareholders on the earlier of (A) the last day of each calendar month for which a payment has accrued and (B) two days following the date the Registration Statement shall be declared effective. In no event, however, shall any amount be payable under this Section 6.9.6 for any period when the shares of Parent Company Common Stock referenced in Section 6.2.1 may be sold pursuant to Rule 144 of the Securities Act. Fractional shares shall not be issued but shall be carried over to the next payment and shall only be rounded up or down pursuant to Section 2.6.3 upon the last payment. Any shares of Parent Common Stock issued to the Shareholders pursuant to Section 6.3 shall be credited against any shares of Parent Common Stock to be issued under this Section 6.9.6 and vice versa.

            6.9.7    To the fullest extent permitted by law, each selling Holder of Registrable Securities will indemnify Parent, each person, if any, who controls the Parent within the meaning of the Securities Act or the Exchange Act, and their respective affiliates, officers, directors, partners, successors and assigns (each an "Parent Indemnitee") against any actions, claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will promptly reimburse each Parent Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such actions, claims, losses, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any registration statement and any prospectus filed pursuant to Section 6.9 or any post-effective amendment thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Parent by such Holder or underwriter specifically for use in connection with such registration statement, prospectus or post-effective amendment; provided, however, that the obligations of each such selling Holder hereunder shall be limited to an amount equal to the proceeds to such Holder from the sale of such Holder's Registrable Securities hereunder.

            6.9.8    Each person entitled to indemnification under this Section 6.9 (an "Indemnified Person") shall give notice to the party required to provide indemnification (the "Indemnifying Person") promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such party's expense (unless the Indemnified Person has reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action, in which case the fees and expenses of counsel for the Indemnified Person shall be at the expense of the Indemnifying Person); and provided, further, that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 6.9 except to the extent that the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person which consent shall not be unreasonably withheld or delayed) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

            6.9.9    In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which Parent or any Holder makes a claim for indemnification pursuant to this Section 6.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 6.9 provides for indemnification in such case, then Parent and such Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of Parent on the one hand and the Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be permitted by applicable law and reflect as nearly as possible the allocation provided herein. The relative fault of the Parent on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Parent on the one hand or by the Holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in any such case (i) no Holder will be required to contribute any amount in excess of the proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement; and (ii) no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          6.10    Listing of Shares.    Parent shall file with the NYSE a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable as Merger Consideration.

          6.11    Final Tax Returns.    To the extent not filed prior to the Closing Date, the Principal Shareholders shall prepare and deliver to Parent a draft of all Tax Returns for Target for periods ending on or prior to the Effective Time including Target's final S Corporation year from January 1, 2004 through the Effective Time, all consistent with Target's past practices, and in sufficient time prior to the applicable due date for filing to afford Parent a reasonable opportunity to review and accept them prior to filing. If Parent and the Principal Shareholders disagree about any information included in such Tax Return or the treatment thereof, or whether a Tax Return is necessary, Parent and the Principal Shareholders shall use their best efforts to resolve such disagreements as promptly as possible so that the Tax Returns may be timely filed. The Surviving Corporation shall make its books and records available to the Principal Shareholders for the purpose of preparing such Tax Returns and the Principal Shareholders shall make their records and work papers available to Parent. The Principal Shareholders shall timely file all Tax Returns attributable to periods ending on or prior to the Effective Time.

          6.12    Reconciliation of Excess Cash.    The parties intend that Parent shall not be responsible for any liabilities or obligations of Target attributable to any period on or prior to the Effective Time, including, without limitation, any Taxes, any tort claims or workers compensation claims or insurance deductibles, self insured retentions or claim administration expenses relating to events which occurred on or prior to the Effective Time, and the expenses of this Agreement and the transactions contemplated hereby. The parties also intend that prepaid expenses of Target be prorated as of the Effective Time to provide cash credit to the Shareholders to the extent the Surviving Corporation benefits from such prepayments. In furtherance of that intent, the Principal Shareholders have prepared and delivered to Parent an estimated Closing Date Balance Sheet which purports to set forth on an accrual basis all assets and liabilities, (matured and unmatured, fixed or contingent) as of the Effective Time. Concurrently herewith Target is making or causing to be made a distribution to the Shareholders in an aggregate amount of $525,246 which represents the excess of (a) the sum of Target's cash, accounts receivable due from MHEI, and prepaid expenses which will benefit the Surviving Corporation plus $50,000 over (b) Target's liabilities, all as reflected or reserved for on the Closing Date Balance Sheet. Within sixty (60) days after the Closing Date, Parent shall notify the Principal Shareholders in writing if it believes that any changes should be made to the Closing Date Balance Sheet, including any adjustments as a result of any inaccuracies to the list of fixed assets set forth in Target's Disclosure Schedule pursuant to Section 3.19, with a brief description of such changes. If any of the Principal Shareholders shall disagree with such change, he shall so notify Parent within ten (10) days after his receipt of the notice of such change. If no Principal Shareholder objects to the proposed change then the Closing Date Balance Sheet shall be so changed and thereafter, all references in this Agreement to the Closing Date Balance Sheet shall be and refer to the Closing Date Balance Sheet as so changed. If any Principal Shareholder shall object to the change, then the Principal Shareholders and Parent shall use their best efforts to resolve their differences and agree upon a final and binding Closing Date Balance Sheet. If Parent and the Shareholders are unable to resolve their differences, then such differences shall be submitted to an independent certified public accountant or accounting firm located in the Seattle, Washington area, mutually acceptable to Parent and the Principal Shareholders. Such accountant or accounting firm shall be instructed by Parent and the Principal Shareholders to review the differences and determine within thirty (30) days whether any change should be made and the change to be made, if any. The decision of such accountant or accounting firm shall be final and the Closing Date Balance Sheet, as so resolved, shall be deemed the Closing Date Balance Sheet. Once the Closing Date Balance Sheet has been finalized as provided in this Section 6.12, then the Surviving Corporation shall make and Parent shall cause the Surviving Corporation to make distributions to the Shareholders pro rata of the amount by which the sum of (a) the free cash, accounts receivable from MHEI, plus prepaid expenses which will benefit the Surviving Corporation exceed, (b) the liabilities of Target, each as reflected or reserved for on the Closing Date Balance Sheet as finalized under this Section 6.12. If the sum of the free cash, accounts receivable from MHEI, plus prepaid expenses which will benefit the Surviving Corporation on the Closing Date Balance Sheet is less than the amount of the liabilities reflected or reserved for on the Closing Date Balance Sheet, then the Shareholders shall pay Target pro rata the amount of such deficiency.

          6.13    Intercompany Royalties.    Following the Closing, Parent shall cause MHEI to pay the following royalties to Target: (a) with respect to the video games for the PlayStation 2, Xbox and personal computer entitled "The Suffering," MHEI shall pay royalties to Target in accordance with those certain Schedules 1, 2 and 4, respectively dated January 2, 2002, October 10, 2002 and December 23, 2003, as amended, to that certain Master Design and Development Agreement dated January 30, 2002 between MHEI and Target, and (b) with respect to any video game (other than those set forth in clause (a) above) in connection with which Target has any payment obligation under that certain Settlement Agreement dated March 1, 2002 between Target and Sony Computer Entertainment Europe Ltd., MHEI shall pay royalties to the Surviving Corporation in accordance with Schedule 6.13, which Schedule shall apply solely to such video games and to no other video games developed or produced by Target or the Surviving Corporation.

          6.14    Confidentiality.    From and after the Closing Date, except as otherwise permitted hereby or consented to by Parent, (i) no Shareholder will use or disclose any Confidential Information except as required by law or the terms of a subpoena or similar order; and (ii) if any Shareholder receives a request to disclose all or any part of the Confidential Information in connection with a legal proceeding, such Shareholder will (A) notify Parent of such request, (B) consult with Parent on such request, and (C) if disclosure of such information is required exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such portion of the information which is disclosed. Not withstanding the foregoing, Shareholders may disclose Confidential Information to their legal and financial advisors provided they agree to be bound by this Section 6.14.

          6.15    Use of "Surreal" name.    Parent agrees to maintain the "Surreal" name as a logo for a minimum of four (4) years after the Closing, provided that the name does not infringe on the rights of any third party.

          6.16    Office Upgrades.    Parent agrees to work with Target after the Closing regarding certain upgrades at Target's offices.

        7.    Deliveries at Closing.

          7.1    Deliveries by Target, Principal Shareholders and/or Minority Shareholders.    At the Closing, the following documents and instruments shall be executed and delivered and actions taken:

          7.1.1    Resolutions.    Principal Shareholders shall deliver to Parent copies of the resolutions of the Board of Directors and Shareholders of Target approving the Merger, this Agreement and the transactions contemplated hereby, certified by the Secretary of Target.

          7.1.2    Organization Documents.    The Principal Shareholders shall deliver copies of the Articles of Incorporation of Target, certified by the Secretary of State of the State of Washington and copies of the Bylaws of Target, certified by the Secretary of Target.

          7.1.3    Certificate of Status.    The Principal Shareholders shall deliver to Parent a certificate of existence/authority with respect to Target from the Secretary of State of the State of Washington dated within 10 days of the Closing Date.

          7.1.4    Articles of Merger.    The Principal Shareholders shall deliver to Parent copies of the Articles of Merger, duly executed by Target.

          7.1.5    Stock Certificates.    Each Shareholder shall deliver or cause to be delivered to Parent the certificates representing his shares of Target Common Stock as set forth on Schedule 2.6.5 and shall deliver with respect to each certificate an assignment separate from certificate duly executed to transfer the shares of Target Common Stock represented thereby in the Merger.

          7.1.6    Third Party Consents.    The Principal Shareholders shall deliver to Parent all consents or approvals required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement including, without limitation, the consent of Bedford Property Investors, Inc. as Landlord under the Full Service Office Lease between Target and Landlord dated as of October 29, 2002, and the other consents identified on Section 3.4 of the Target Disclosure Schedule.

          7.1.7    Investor Representation Statement; Number of Shareholders.    Each of the Shareholders shall have delivered to Parent a signed Investor Suitability Questionnaire and each such Questionnaire shall be in full force and effect, and there shall be no more than thirty-five (35) Target shareholders who are both (i) U.S. persons as defined under Regulation S under the Securities Act (a "U.S. Person"); and (ii) not "accredited investors" as defined in Rule 501 under the Securities Act. In addition, each of the Shareholders shall have delivered to Parent a signed Registration Statement Questionnaire and each such Questionnaire shall be in full force and effect.

          7.1.8    Purchaser Representative.    There shall be a Purchaser Representative, as defined in Regulation D under the Securities Act, reasonably satisfactory to Parent, representing each holder of Target Common Stock who is a U.S. Person and not an "accredited investor" as defined in Rule 501 under the Securities Act or who alone does not possess such knowledge and experience in business and financial matters, so that he is capable of evaluating the merits and risks of the investment in Parent Common Stock pursuant to this agreement, each such Purchaser Representative shall have executed and delivered documentation reasonably satisfactory to Parent.

          7.1.9    Opinion.    Counsel for Target shall have delivered to Parent an opinion in form and substance reasonably satisfactory to Parent and its counsel.

          7.1.10    Closing Date Balance Sheet.    The Principal Shareholders shall deliver the estimated Closing Date Balance Sheet and shall contribute sufficient funds to Target so that the sum of the free cash of Target and the accounts receivable from MHEI at Closing is at least equal to an amount sufficient to pay all liabilities on such balance sheet in full plus $50,000.

          7.1.11    Termination of Shareholder and Voting Agreements.    The Principal Shareholders shall deliver evidence of waiver of rights under and termination of the Shareholder Agreements and termination of the Voting Agreements.

          7.1.12    Minute Books.    The Principal Shareholders shall cause to be delivered the minute books of Target to Parent.

          7.1.13    Form W-9.    Each Shareholder shall deliver a completed and executed IRS Form W-9.

          7.2    Deliveries by Parent and/or Merger Sub.

          7.2.1    Resolutions of Merger Sub.    Merger Sub shall deliver to the Principal Shareholders copies of the resolutions of the Board of Directors and sole shareholder of Merger Sub approving the Merger, this Agreement and the transactions contemplated hereby, certified by the Secretary of Merger Sub.

          7.2.2    Resolutions of Parent.    Parent shall deliver to the Principal Shareholders copies of the resolutions of the Board of Directors of Parent approving this Agreement, the issuance of the Merger Consideration and the transactions contemplated hereby, certified by the Secretary of Parent.

          7.2.3    Certificate of Status.    Parent shall deliver to the Principal Shareholders a certificate of good standing with respect to Parent from the Secretary of State of the State of Delaware and a certificate of existence/authority with respect to Merger Sub from the Secretary of State of the State of Washington, each dated within 10 days of the Closing Date.

          7.2.4    Articles of Merger.    Merger Sub shall deliver to Target copies of the Articles of Merger, duly executed by Merger Sub.

          7.2.5    Delivery of Stock Certificates.    Parent shall deliver to the Shareholders the certificates representing the Merger Consideration to be delivered at the Effective Time.

          7.2.6    Opinion Letter.    Counsel for Parent shall have delivered to the Shareholders an opinion in form and substance reasonably satisfactory to Target and its counsel.

          7.3    Other Deliveries.

          7.3.1    Employees.    Each of the Target employees listed on Schedule 7.3.1 are entering into an Employment Agreement or Restricted Stock Agreement with the Surviving Corporation or the Parent.

          7.3.2    Escrow Agreement.    Parent, Merger Sub, Target, Escrow Agent and each Principal Shareholder are entering into an Escrow Agreement.

        8.    Escrow and Indemnification.

          8.1    Escrow Fund.

            8.1.1    At the Closing, the Escrow Shares, together with duly executed stock powers in blank with signature guarantees shall be deposited with the Escrow Agent (such deposit and any Additional Escrow Shares and any dividends deposited with the Escrow Agent pursuant to Section 8.1.2 shall constitute the Escrow Fund) and to be governed by the terms set forth herein and in the Escrow Agreement. The Principal Shareholders hereby collaterally assign all of their right, title and interest in the Escrow Fund to Parent as security for the obligations of the Principal Shareholders under this Section 8. The Escrow Fund shall be available to compensate Parent pursuant to the indemnification obligations of the Principal Shareholders under this Agreement. In the event Parent issues any Additional Escrow Shares, such shares will be issued to the Principal Shareholders and delivered to the Escrow Agent in the same manner as the Escrow Shares delivered at the Closing.

            8.1.2    Except for dividends paid in stock with respect to the Escrow Shares ("Additional Escrow Shares"), which stock shall be treated as Escrow Shares pursuant to Section 8.1.1, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be delivered to the Principal Shareholders owning the underlying Escrow Shares provided there is no indemnification claim outstanding under Section 8.4. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement and the Escrow Agreement, the registered owners thereof will retain and will be able to exercise all incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement. During the pendency of any claim for indemnification pursuant to Section 8.4.1, all dividends and other distributions made on the Escrow Shares shall be deposited with the Escrow Agent and shall become part of the Escrow Fund.

          8.2    Survival of Warranties.    All representations and warranties made by the Shareholders herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing.

          8.3    Indemnification.

          8.3.1    Indemnification by the Principal Shareholders.    Subject to the limitations set forth in this Section 8.3, the Principal Shareholders, jointly and severally, shall defend, indemnify and hold harmless Parent and its Subsidiaries including the Surviving Corporation, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act (individually a "Parent Indemnified Person" and collectively the "Parent Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, proceedings, judgments and causes of action, including, without limitation, reasonable legal fees (collectively, "Damages"), arising out of (i) any of the representations or warranties of the

  Principal Shareholders set forth herein (excluding those set forth in Section 4 which are covered by Section 8.3.3) or in any documents or instrument executed and delivered pursuant hereto being untrue or incorrect in any respect, (ii) any breach by a Principal Shareholder of any covenant or agreement given or made by any Principal Shareholder in this Agreement or any document or instrument executed and delivered pursuant hereto; (iii) any Tax liability of Target relating to periods on or prior to the Closing and (iv) any other liability of Target occurring, arising or accruing on or prior to the Closing Date including any causes of action against Target arising from events occurring on or prior to the Closing Date.

          8.3.2    Indemnification by Parent and Merger Sub.    Parent and Merger Sub shall indemnify, defend and hold harmless the Shareholders and their respective successors and assigns (individually a "Shareholder Indemnified Person" and collectively, the "Shareholder Indemnified Persons") from and against any and all Damages arising out of any (i) representation or warranty of Parent or Merger Sub herein or in any document or instrument delivered pursuant hereto being untrue or incorrect in any respect or (ii) any breach or default by Parent or Merger Sub of any covenant or agreement given or made by Parent or Merger Sub under this Agreement.

          8.3.3    Indemnification by Shareholders.    Each Shareholder, severally and not jointly, shall defend, indemnify and hold harmless the Parent Indemnified Persons from and against any and all Damages arising out of (i) any representation or warranty of such Shareholder contained in Section 4 or in any Investor Suitability Questionnaire or Registration Statement Questionnaire delivered pursuant hereto being untrue or incorrect in any respect or (ii) any breach by any Shareholder of his obligations under Sections 6.2 or 6.14 1; provided, however, that no individual Shareholder shall be responsible for any Damages under this Section 8.3.3 in excess of the higher of the Value of the Merger Consideration received by such Shareholder, on the business day before the Closing Date and the day the Damages are incurred.

          8.3.4    Threshold and Cap for Claims.    No claim for Damages shall be made under Section 8.3.1(i) unless the aggregate of Damages sustained or incurred by the Parent Indemnified Persons by reason of Section 8.3.1(i) (excluding, however, by reason of the representations or warranties under Sections 3.1, 3.2, 3.7, 3.9, 3.11, 3.21 and 3.26) exceeds $20,000 (the "Limitation"), in which case the Parent Indemnified Persons shall be entitled to seek compensation for all Damages without regard to the Limitation.In no event, however, shall the Principal Shareholders, jointly or severally, be responsible for Damages sustained by the Parent Indemnified Persons by reason of Section 8.3.1(i) (excluding, however, by reason of the representations or warranties under Sections 3.1, 3.2, 3.7, 3.9, 3.11, 3.21 and 3.26) in excess of the Cap. The obligation of the Principal Shareholders to provide indemnification by reason of Section 8.3.1(i) (excluding, however, by reason of Sections 3.1, 3.2, 3.7, 3.9, 3.11, 3.21 and 3.26) shall be limited to Damages from claims first made under such section on or prior to the Termination Date.

          8.4    Escrow Period; Release From Escrow.

            8.4.1    The Escrow Period shall terminate upon the expiration of two years after the Effective Time (the "Termination Date"); provided, however, that if at such time there are any outstanding claims for indemnification under Section 8.3.1, a portion of the Escrow Fund that, in the reasonable judgment of Parent's Board of Directors is necessary to satisfy any such unsatisfied claims by a Parent Indemnified Person with respect to facts and circumstances existing prior to expiration of the Escrow Period shall remain in the Escrow Fund until such claims have been resolved.

            8.4.2    Within three (3) business days after the Termination Date (the "Release Date"), the parties shall instruct the Escrow Agent to release from escrow to the applicable Principal Shareholders their pro rata portion of the Escrow Fund, less with respect to each such Principal Shareholder the number of Escrow Shares and Additional Shares with a Value (as determined pursuant to Section 8.5) equal to the sum of (i) such Shareholder's pro rata portion of the amount to remain in Escrow pursuant to Section 8.4.1. Any Escrow Shares and Additional Escrow Shares held as a result of this Section 8.4.2 shall be released to the Principal Shareholders or released to Parent (as appropriate) promptly upon resolution of each specific indemnification claim involved. Escrow Shares and Additional Escrow Shares shall be released to the respective Principal Shareholders pro rata in the proportion that their respective shares of the Merger Consideration bears to the Shares of the Merger Consideration of all Principal Shareholders. No fractional shares shall be released and delivered from Escrow to the Principal Shareholders.

            8.4.3    No Escrow Shares or Additional Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any Principal Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such Shareholder, prior to the delivery to such Shareholder of such Shareholder's pro rata portion of the Escrow Fund by the Escrow Agent as provided herein.

            8.4.4    The Parent is hereby granted the power to effect any sale or transfer of Escrow Shares to satisfy the indemnification obligations of the Principal Shareholders.

          8.5    Claims Upon Escrow Fund.    Upon delivery to the Escrow Agent on or before the Release Date of a certificate signed by any officer of Parent (an "Officer's Certificate") stating that Damages exist with respect to the indemnification obligations of the Principal Shareholders under this Agreement, and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related, the Parent shall be entitled to receive from the Escrow Agent out of the Escrow Fund Parent Common Stock or other assets held in the Escrow Fund having a value equal to such Damages. For the purpose of compensating Parent for its Damages pursuant to this Agreement, the Parent Common Stock used to satisfy Damages shall be deemed to be the Value thereof on the business day prior to the Closing Date or the business day prior to the shares being released from escrow and delivered to Parent, whichever is higher.

          8.6    Objections to Claims.

            8.6.1    At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Principal Shareholders. For a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Parent Common Stock or other property pursuant to Section 8.5 unless the Escrow Agent shall have received written authorization from all the Principal Shareholders to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Parent Common Stock or other property in the Escrow Fund in accordance with the instructions of Parent given pursuant to Section 8.5, provided that no such payment or delivery may be made if any of the Principal Shareholders shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such thirty (30) day period.

            8.6.2    In case any of the Principal Shareholders shall so object in writing to any claim or claims by Parent made in any Officer's Certificate, Parent shall have thirty (30) days to respond in a written statement to the objection of the objecting Principal Shareholders. If after such thirty (30) day period there remains a dispute as to any claims, any of the Principal Shareholders and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the objecting Principal

    Shareholders and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by all parties and the parties shall instruct the Escrow Agent to deliver the Escrow Fund in accordance with such agreement.

          8.7    Agent for Principal Shareholders.    Each of the Principal Shareholders hereby constitutes and appoints the Principal Shareholder Agent as agent and attorney in fact for and on behalf of each Principal Shareholder to act on his behalf in respect of the performance of all of his rights and obligations under this Section 8 including, without limitation, to give and receive notices and communications, to authorize delivery of any property from the Escrow Fund in satisfaction of claims, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts, related in any way to the indemnification obligations under this Section 8, to select counsel and control the defense of any claims, and to take all actions necessary or appropriate in the judgment of the Principal Shareholders Agent for the accomplishment of the rights and obligations of the Principal Shareholders under this Section 8. A decision, act, consent or instruction of the Principal Shareholders Agent shall constitute a decision of all Principal Shareholders and shall be final, binding and conclusive upon each such Principal Shareholder. The Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Principal Shareholders Agent as being the decision, act, consent or instruction of each Principal Shareholder under this Section 8. Each Principal Shareholder agrees not to revoke this power without the consent of Parent.

          8.8    Replacement of Escrow Agent.    The acting Escrow Agent may be replaced at any time upon the request of either Parent or the Principal Shareholders' Agent. Upon such request, Parent and the Principal Shareholders' Agent shall cooperate with each other to identify a suitable replacement for Shack Siegel Katz & Flaherty P.C. to act as Escrow Agent. Any substitute "Escrow Agent" must be mutually acceptable to Parent and the Principal Shareholders' Agent. The fees and expenses of any replacement Escrow Agent shall be shared 50-50 between Parent on the one hand and the Principal Shareholders on the other.

        9.    General Provisions.

          9.1    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally; (ii) three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1) business day after it is sent by commercial overnight courier service; or (iv) upon transmission if sent via facsimile with confirmation of receipt to the parties at the following address (or at such other address for a party as shall be specified upon like notice:

    if to Parent or Merger Sub, to:

      Midway Games Inc.
      2704 West Roscoe Street
      Chicago, IL 60618
      Attention: President
      Fax: (773) 961-2099
      Tel: (773) 961-2103

      with a copy to:

      Midway Games Inc.
      2704 West Roscoe Street
      Chicago, IL 60618
      Attention: General Counsel
      Fax: (773) 961-2299
      Tel: (773) 961-2761

      if to any Shareholder at his address set forth on the signature page hereto, with a copy to:

      David S. Rosenbaum, Esq.
      6303 Owensmouth Avenue, 10th Floor
      Woodland Hills, California 91367
      Fax: (818) 936-3055
      Tel: (818) 936-3455

      and

      Bullivant Houser Bailey PC
      1601 Fifth Avenue, Suite 2300
      Seattle, Washington 98101-1618
      Attention: Douglas A. Luetjen
      Fax: (206) 386-5130 Tel: (206) 292-8930

          9.2    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of a signature by fax shall constitute delivery of an original signature and shall be binding on the party delivering the same. Any party who delivers a signature by fax shall also send original signatures to all counsel set forth above for subsequent distribution to all parties.

          9.3    Entire Agreement; Nonassignability; Parties in Interest.    This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, including the Target Disclosure Schedule: (a) together constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder and shall not be assigned by operation of law or otherwise without the written consent of the other party. None of the parties hereto may assign this Agreement or any of their rights hereunder. Notwithstanding the foregoing, Parent and the Surviving Corporation may collaterally assign their rights and indemnities under this Agreement and under all other agreements executed and delivered in connection herewith, as collateral under Parent's and/or its Subsidiaries' credit facilities from time to time. Each Shareholder specifically consents to such assignment for the benefit of Wells Fargo Foothill, Inc. as Agent and the Lenders under the Loan and Security Agreement dated March 3, 2004 among MHEI and Midway Amusement Games, LLC, as Borrowers, Parent, Midway Games West Inc., Midway Interactive Inc., Midway Sales Company, LLC and Midway Home Studios Inc., as U.S. Credit Parties, the Lenders signatory thereto and Wells Fargo Foothill, Inc, as Agent.

          9.4    Severability.    In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          9.5    Remedies Cumulative.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          9.6    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to parties residing in Illinois, without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within Chicago, Illinois, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby (excluding, however, the employment agreements and/or restricted stock agreements contemplated by Section 7.3.1) and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process. Any process in any action or proceeding commenced in such Courts may be served upon the applicable parties by mailing the same by certified mail, return receipt requested, to the party at his or its address set forth in Section 9.1. Any such service shall be deemed to have the same force and effect as personal service within the State of Illinois.

          9.7    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          9.8    Amendment; Waiver.    Any amendment or waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver. The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).

        IN WITNESS WHEREOF, Target, Parent, Merger Sub and the Shareholders have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

SURREAL SOFTWARE INC.

By:
Alan R. Patmore
President and Chairman of the Board

MIDWAY GAMES, INC.

By:
David F. Zucker
President and Chief Executive Officer

GTDD INC.

By:
David F. Zucker
President

PRINCIPAL SHAREHOLDERS

STUART DENMAN
MICHAEL R. NICHOLS
ALAN R. PATMORE
NICHOLAS J. RADOVICH
MINORITY SHAREHOLDERS
LUKE ANDERSON
TIM EBLING
HUGH JAMIESON
ARMEN LEVONIAN
BARRY PATMORE
JOHN RADOVICH
ONKAR MEMO SHARMA

Exhibit A

ARTICLES OF MERGER

OF

GTDD INC.

AND

SURREAL SOFTWARE INC.

To the Secretary of State
State of Washington

        Pursuant to the provisions of the Washington Business Corporation Act, the domestic business corporations herein named do hereby submit the following Articles of Merger.

        1      Annexed hereto and made a part hereof is the Plan of Merger for merging GTDD Inc. with and into Surreal Software Inc. as adopted by resolution adopted by unanimous written consent of the Board of Directors of GTDD Inc. on                            , 2004 and by resolution adopted by unanimous written consent of the Board of Directors of Surreal Software Inc. on                        , 2004.

        2      The merger was duly approved by the shareholders of GTDD Inc. and of Surreal Software Inc. pursuant to RCW 23B.11.030.

        3      The effective time and date of the merger herein provided for shall be 5:00 p.m. on the date of filing of these Articles of Merger.

Executed on April    , 2004

GTDD INC.
By:	Name: Capacity:
SURREAL SOFTWARE INC.
By:	Name: Capacity:

PLAN OF MERGER
OF
GTDD INC.
WITH AND INTO
SURREAL SOFTWARE INC.

        THIS PLAN OF MERGER is adopted and dated as of March    , 2004 by the Board of Directors and Shareholders of GTDD INC., a Washington business corporation ("GTDD"), and SURREAL SOFTWARE INC., a Washington business corporation ("Surreal").

        The merger ("Merger") of GTDD with and into Surreal shall be effected as follows:

        1.    Merger and Effective Time.    The names of the constituent corporations of the Merger are GTDD Inc. and Surreal Software Inc. Surreal shall be the surviving corporation of the Merger and shall continue under its existing name. The Merger herein provided for shall become effective (the "Effective Time") at 5:00 p.m. Pacific Time on the date on which the Secretary of State of the State of Washington accepts the filing of the Articles of Merger filed by the constituent corporations. The separate existence of GTDD shall cease upon the Effective Time, and the Surviving Corporation shall succeed to all of the rights, privileges and obligations of GTDD as provided by the Washington Business Corporation Act.

        2.    Merger and Basis of Converting Shares.    At the Effective Time, each outstanding share of common stock of Surreal shall be converted into the right to receive shares of common stock of Midway Games Inc. in accordance with the Agreement and Plan of Reorganization dated March    , 2004 among Midway Games Inc., GTDD, Surreal and all of the shareholders of Surreal, and each outstanding share of GTDD shall be converted into one share of the Surviving Corporation. No other consideration shall be paid with respect to the Merger.

        3.    Articles of Incorporation.    The Articles of Incorporation of GTDD, as of the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation; provided however, that Article FIRST thereof shall be amended to read:

"FIRST: The name of the corporation is Surreal Software Inc."

        and said Articles of Incorporation, as so amended, shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the Washington Business Corporation Act.

        4.    Bylaws.    The Bylaws of GTDD upon the Effective Time shall be the Bylaws of the Surviving Corporation and shall continue in full force and effect until changed, altered or amended as therein provided.

        5.    Board of Directors and Officers.    The directors of GTDD at the Effective Time shall continue to be the members of the Board of Directors of the Surviving Corporation, all of whom shall hold their directorships until their respective successors are elected and qualified or until their earlier resignation or renewal, pursuant to the terms of the Surviving Corporation's Articles, and Bylaws. The officers of Surreal at the Effective Time shall continue to be the officers of the Surviving Corporation, all of whom shall hold their offices until their respective successors are elected and qualify or until their earlier resignation and removal, pursuant to the terms of the Surviving Corporation's Articles and Bylaws.

        6.    Registered Agent.    The Registered Agent of the Surviving Corporation shall be CT Corporation System and the Registered Office shall be 520 Pike Street, Seattle, Washington 98101. The Consent to Serve as Registered Agent executed on behalf of CT Corporation System is attached hereto.

        7.    Effect of Merger.    At the Effective Time, except as specifically provided above: (a) the Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of each of the constituent corporations; (b) all the property, real and personal, including subscriptions to shares, causes of action and every other asset of each of the constituent entities, shall vest in such Surviving Corporation without further act or deed; and (c) the Surviving Corporation shall be deemed to assume and be liable for all the liabilities, obligations and penalties of each of the constituent entities.

        8.    Abandonment of Merger.    This Plan of Merger may be abandoned at any time prior to the filing of the Articles of Merger with the Secretary of State of the State of Washington or for any reason by action of the Board of Directors of any constituent corporation, without any notice to the shareholders of any corporation.

        9.    Approval by Board of Directors and Shareholders.    This Plan of Merger was approved by the Board of Directors and shareholders of GTDD and Surreal pursuant to the provisions of the Washington Business Corporation Act.

        10.    Further Assurances.    The Board of Directors and the proper officers of the constituent corporations are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the Merger herein provided.

Exhibit B

ESCROW AGREEMENT

        AGREEMENT dated this 5th day of April, 2004, by and among MIDWAY GAMES INC., a Delaware corporation ("Parent"), SURREAL SOFTWARE INC., a Washington corporation ("Surreal"), STUART DENMAN, MICHAEL R. NICHOLS, ALAN R. PATMORE, NICHOLAS J. RADOVICH, and SHACK SIEGEL KATZ & FLAHERTY P.C. ("Escrow Agent").

W I T N E S S E T H:

        WHEREAS, the undersigned individuals (the "Principal Shareholders"), Parent and Surreal are parties to an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of Parent is being merged (the "Merger") with and into Surreal with Surreal as the Surviving Corporation of the Merger (Capitalized terms used herein and not otherwise defined have the same meaning ascribed to such terms in the Merger Agreement); and

        WHEREAS, the Principal Shareholders are shareholders of Surreal at the time of the Merger and are receiving shares of Parent Common Stock in the Merger as Merger Consideration in exchange for their shares of Surreal; and

        WHEREAS, pursuant to Section 8 of the Merger Agreement, the Principal Shareholders have agreed to indemnify Parent and to collaterally assigned all of their right, title and interest in some of the shares of Parent Common Stock which they received in the Merger, such shares are more specifically identified on Exhibit A attached hereto (the "Escrow Shares"), as security for their indemnification obligations under the Merger Agreement; and

        WHEREAS, the parties hereto wish to provide for the deposit of the Escrow Shares in escrow and have requested the Escrow Agent to act as escrow agent on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

        1.    Delivery of Escrow Shares.    Concurrently with the execution hereof, the Principal Shareholders are causing to be delivered to the Escrow Agent the certificates representing the Escrow Shares (together with the additional shares and dividends hereafter deposited with the Escrow Agent pursuant to Secion 8 of the Merger Agreement, the "Escrow Fund") together with duly executed stock powers endorsed in blank with signature guarantees. The Escrow Agent hereby accepts the Escrow Shares and stock powers and shall hold the Escrow Shares and the Escrow Fund on the terms and conditions hereinafter set forth. Any cash forming a part of the Escrow Fund shall be deposited in an interest-bearing account.

        2.    Instructions Regarding Escrow Fund.    The Escrow Agent shall deliver the Escrow Fund in accordance with any instruction or instructions which shall be signed jointly by the Principal Shareholders' Agent and Parent, or in accordance with separate instructions of like tenor, one signed by the Principal Shareholders' Agent and one signed by the Parent. In the event that the Escrow Agent shall receive an instruction (hereinafter the "Instruction") with respect to the Escrow Fund, or any part thereof, from the Principal Shareholders' Agent but not from the Parent, or from Parent and not from the Principal Shareholders' Agent (the party or parties giving the Instruction being hereinafter referred to as the "Instructing Party" and the party which shall not have given the Instruction being hereinafter referred to as the "Other Party"), the Escrow Agent shall transmit a copy of the Instruction received from the Instructing Party to the Other Party, with a copy to each Principal Shareholder. The Escrow Agent shall thereafter act in accordance with the Instruction if the Other Party shall fail, within thirty (30) days from transmittal by the Escrow Agent to the Other Party of the copy of the Instruction, to notify the Escrow Agent in writing that the Escrow Agent is not to comply with the Instruction. If the

Other Party shall within thirty (30) days after transmittal of the Instruction by the Escrow Agent to the Other Party advise the Escrow Agent not to comply with the Instruction, the Escrow Agent shall not act in accordance with the Instruction, but shall thereafter act with respect to such of the Escrow Fund as was the subject of the Instruction solely in accordance with any of the following: (a) a new Instruction signed jointly by the Principal Shareholders' Agent and Parent, (b) separate Instructions of like tenor from the Principal Shareholders' Agent and Parent; (c) a certified copy of an arbitrator's award issued under the rules of the American Arbitration Association as to which the Escrow Agent shall have received an opinion of counsel, which may include the Escrow Agent, satisfactory to the Escrow Agent in its sole and absolute discretion, that such award is final beyond appeal or (d) a certified copy of a judgment of a court of competent jurisdiction as to which the Escrow Agent shall have received an opinion of counsel, which may include the Escrow Agent, satisfactory to the Escrow Agent in its sole and absolute discretion, that such judgment is final beyond appeal. Anything in the foregoing to the contrary notwithstanding, at the sole discretion of the Escrow Agent, the Escrow Agent may at any time deposit the Escrow Fund with a court selected by the Escrow Agent and in such event all liability and responsibility of the Escrow Agent under this Agreement shall terminate upon such deposit having been made. All notices and written Instructions under this Section 2 shall be given in accordance with Section 7.

        3.    Escrow Fees and Costs.    The Principal Shareholders, jointly and severally, on the one hand and Parent, on the other, shall be jointly and several liable for any fees and expenses of the Escrow Agent incurred in connection with this Agreement, including reasonable counsel and accountants' fees, if any, payable in connection with the delivery of the Escrow Fund hereunder. The Principal Shareholders on the one hand and Parent on the other shall pay any such amounts due to the Escrow Agent promptly upon demand therefor. If any such expenses or fees are not promptly paid the Escrow Agent may retain custody of the Escrow Fund until such payment is received and shall be entitled to all other rights or remedies at law or in equity. As between the Principal Shareholders, on the one hand, and Parent, on the other, the Principal Shareholders shall be jointly and severally liable for one-half of such expenses and fees and Parent shall be liable for the other half.

        4.    Indemnification.    The Principal Shareholders, on the one hand, and Parent, on the other, shall jointly and severally indemnify the Escrow Agent and shall hold the Escrow Agent harmless from any loss, liability and expense incurred without willful malfeasance or bad faith on the part of the Escrow Agent arising out of or in connection with the acceptance or administration by the Escrow Agent of its duties hereunder, including the fees, costs and expenses of defending itself against any claims of liability hereunder.

        5.    Duties of Escrow Agent.    The Escrow Agent shall not be bound in any way by any agreement or contract between or among Parent and the Principal Shareholders or any other party hereto, whether or not it has knowledge thereof, and the Escrow Agent's only duties and responsibilities shall be to hold the Escrow Fund as escrow agent and to dispose of said assets in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, the Escrow Agent shall have no responsibility to protect the Escrow Fund, and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Escrow Fund or for any diminution in value of the Escrow Fund from any cause. The Escrow Agent may act upon any instruments or other writings believed by the Escrow Agent in good faith to be genuine and to be signed or presented by the proper persons and the Escrow Agent shall not be liable in connection with the performance of its duties under this Agreement except for its own willful malfeasance or bad faith. The Escrow Agent may consult with counsel, which may include the Escrow Agent, and any opinion of counsel, which may include the Escrow Agent, shall be full and complete authorization and protection in respect of any action taken or omitted by the Escrow Agent hereunder in good faith and in reliance upon such opinion.

        6.    Dispute Among Parties.    In the event of a dispute (other than a dispute involving a litigation or proceeding) between the Principal Shareholders, on the one hand, and Parent, on the other, regarding the disposition of the Escrow Fund, the interest of Parent in the resolution of such dispute may be represented by Shack Siegel Katz & Flaherty P.C. which also serves as Escrow Agent under this Agreement. The interests of Parent will not be represented by the Escrow Agent in any dispute between the Principal Shareholders and Parent involving a litigation proceeding.

        7.    Notices.    Any notice, report, demand or instruction required or permitted by the provisions of this Agreement shall be deemed to have been sufficiently transmitted, delivered, given or served for all purposes if delivered by hand or if sent by prepaid registered mail or certified mail, or by responsible overnight delivery service or telecopy to the parties at their addresses to which notices should be sent under the Merger Agreement, or at such other address as a party may hereinafter give by written notice as herein provided. The date of delivery or transmittal shall be the date of delivery, if by hand or telecopy, or if mailed shall be deemed to be the date of mailing, or if sent by overnight delivery service shall be deemed to be the next business day except that no notice, report, demand or Instruction shall be deemed to have been delivered or transmitted to the Escrow Agent until actual receipt thereof by the Escrow Agent.

        8.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns; provided, however, that as a professional corporation of the State of New York, the laws of the State of New York shall govern the Escrow Agent's professional obligations in acting as Escrow Agent. This Agreement may not be changed or amended in any manner whatsoever except in writing signed by each of the parties hereto.

Escrow Shares

Principal Shareholders	Certificate Number	Number of Shares
Stuart Denman		16,892
Michael R. Nichols		8,663
Alan R. Patmore		16,892
Nicholas J. Radovich		8,663
		51,110

        All of the above shares are subject to the restrictions under Section 6.2.5 of the Merger Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be made and executed the day and year first above written.

SHACK SIEGEL KATZ & FLAHERTY P.C., Escrow Agent
By:	Pamela E. Flaherty, Principal
MIDWAY GAMES INC.
By:	David F. Zucker President and Chief Executive Officer
SURREAL SOFTWARE INC.
By:	Alan R. Patmore President and Chairman of the Board
STUART DENMAN MICHAEL R. NICHOLS ALAN R. PATMORE NICHOLAS J. RADOVICH

Exhibit C-1

THIS INVESTOR SUITABILITY QUESTIONNAIRE DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES. NO OFFER SHALL BE DEEMED MADE EXCEPT PURSUANT TO A FORM OF SUBSCRIPTION AGREEMENT AUTHORIZED BY THE COMPANY.

MIDWAY GAMES INC.

INVESTOR SUITABILITY QUESTIONNAIRE

        Midway Games Inc., a Delaware corporation (the "Company") desires to issue shares of its Common Stock, no par value (the "Securities"), only to individuals or entities qualifying as "Accredited Investors" under the Securities Act of 1933 (the "Securities Act"), as amended, and applicable state securities laws and regulations, or, at the Company's sole discretion, to certain suitable investors as determined by the Company. This Investor Suitability Questionnaire is intended to provide the Company with information which is necessary in order for the Company to determine whether issuance of the Securities to the subscriber qualifies for an exemption from the registration requirements of the Securities Act and applicable state securities laws and regulations. If an offering is undertaken by the Company, it will involve significant risks and will be suitable only for persons of adequate financial means who have no need for liquidity with respect to the investment and who would be able to bear the economic risk of a complete loss of their investment.

I.    GENERAL INFORMATION

        The information requested in this section should be provided.

1.	Subscriber's Name:
(This name, or names, will be used on the Certificates evidencing the Securities.)
2.	Indicate type of ownership in which Securities will be held:
__ Individual
__ Tenants in Common
__ Joint Tenants with rights of survivorship (husband and wife only)
__ Community Property
3.	Social Security Number(s):
4.	Date(s) of birth:
5.	a.	United States citizen(s): __ Yes __ No
	b.	If "No," country of citizenship: ______

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6.	Principal Residence Address:
(street)
(City) (State) (Zip Code)
7.	a.	Home telephone number:
(Area Code) (Number)
	b.	Business telephone number:
(Area Code) (Number)
	c.	Business facsimile number:
(Area Code) (Number)
d.	E-mail address:
8.	State in which domiciled:
9.	I (We) prefer to have correspondence sent to:
(street)
(City) (State) (Zip Code)

II.    INVESTMENT KNOWLEDGE AND BACKGROUND

        1.    Employer:

a.	Present Employer:
b.	Number of Years:
c.	Position(s) Held:
d.	Business Address:

C-1-2

        2.    Education.    Please describe your educational background and degrees obtained, if any. (Please use additional pages if necessary.)

        3.    Prior Affiliation.    Please describe the nature and duration of any pre-existing personal or business relationship with the Company or any of its officers, directors, or controlling persons, if any. (Please use additional pages if necessary.)

        4.    Business and Financial Experience.    Please describe in reasonable detail the nature and extent of the business, financial and investment experience which you believe gives you the capacity to evaluate the merits and risks of the proposed investment and the capacity to protect your interests.

III.  ACCREDITED INVESTOR DETERMINATION

        A.    Definitions for Purposes of Questionnaire.

          1.     "Net worth" means the excess of total assets over total liabilities (including assets jointly owned with a spouse). In computing the net worth of an individual or an individual and their spouse, the principal residence of the investor must be valued either at cost, including the cost of improvements thereto, or at the recently appraised value by an institutional lender making a loan secured by the property, both net of encumbrances.

          2.     In determining the "income" of an individual or an individual and their spouse in this Section, an investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA, KEOGH or other retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

        B.    Qualification of Subscriber.    To provide the Company with information as to whether the undersigned is an Accredited Investor, please initial the applicable space(s) provided below:

          1.    Qualification by Individuals.

            a.     __I certify that I have an individual net worth, or my spouse and I have a combined net worth, in excess of $1,000,000;

            b.     __I certify that I had individual income, exclusive of my income attributable to my spouse, of more than $200,000 in each of the two calendar years preceding the calendar year

C-1-3

    in which this Questionnaire is being submitted by me, and I reasonably expect to have an individual income in excess of $200,000 during the current calendar year;

            c.     __I certify that my spouse and I had joint income of more than $300,000 in each of the two calendar years preceding the calendar year in which I am submitting this Questionnaire, and I reasonably expect to have joint income in excess of $300,000 during the current calendar year; or

            d.     __I certify that I am an executive officer or director of the Company.

          2.    Failure to Qualify Under Any Category.

            a.     __I do not meet any of the standards set forth in any one of the above categories.

            b.     __I do not meet any of the standards set forth in any one of the above categories, however, EITHER ALONE OR WITH MY INVESTOR REPRESENTATIVE, I AM CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THE SECURITIES. TO THE EXTENT NECESSARY, I HAVE RETAINED, AND RELIED UPON, APPROPRIATE PROFESSIONAL ADVICE REGARDING THE INVESTMENT, TAX AND LEGAL MERITS AND CONSEQUENCES OF THIS SUITABILITY QUESTIONNAIRE AND OWNING THE SECURITIES. IN ADDITION, THE AMOUNT OF MY INVESTMENT IN THE SECURITIES DOES NOT EXCEED TEN PERCENT (10%) OF MY NET WORTH. I AGREE TO FURNISH ANY ADDITIONAL INFORMATION REQUESTED TO ASSURE COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS IN CONNECTION WITH THE PURCHASE AND SALE OF THE SECURITIES.

III.  INVESTOR REPRESENTATIVE

        If, in the evaluation of this investment, you will use, or have used, the services of any advisor, please identify such advisor below, and have them complete Schedule 1 that is attached. PLEASE NOTE THAT IF ALONE YOU DO NOT HAVE SUFFICIENT KNOWLEDGE AND EXPERIENCE IN BUSINESS AND FINANCIAL MATTERS SO AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PROSPECTIVE INVESTMENT IN MIDWAY SHARES TO BE ISSUED IN THE MERGER, THEN YOU MUST HAVE AN ADVISOR.

        Advisor's Name: _______________

IV.    REPRESENTATIONS AND WARRANTIES

        The undersigned hereby represents and warrants to the Company as follows:

  A.
  The information contained herein is complete and accurate and may be relied upon by the Company; and

  B.
  The undersigned will notify the Company immediately of any material change in any of such information occurring prior to the issuance of the Securities to the undersigned.

V.     ACKNOWLEDGMENTS AND AGREEMENTS

        A.    Reliance on Representations and Warranties.    The undersigned understands that the Company will rely upon the information contained herein for purposes of the determination of the suitability of the undersigned as an Accredited Investor or other qualified investor in the Securities. The undersigned understands that the Company is not registering the issuance of the Securities in the Merger under the Securities Act in reliance upon the exemption from registration afforded by the federal securities laws and similar exemptions under certain applicable state securities laws.

C-1-4

        B.    Confidentiality of Questionnaire.    The undersigned also understands and agrees that, although the Company will use reasonable efforts to keep the information provided in the answers to this Suitability Questionnaire confidential, the Company may present this Suitability Questionnaire and the information provided in it (a) to establish the availability under any federal or state securities laws of an exemption from registration of the offering of Securities, or (b) to defend or promote the best interests of the Company in connection with any action, suit or proceeding to which the Company is a party or by which it is or may be bound.

        C.    Nature of Questionnaire.    The undersigned acknowledges that this Suitability Questionnaire does not constitute an offer by the Company to sell Securities but is merely a request for information. The satisfaction of any one of the definitions of an Accredited Investor above does not ensure that the Company will offer the undersigned the Securities. The Company reserves the right to approve or disapprove each investor in its sole discretion and the Company may accept or reject subscriptions, in whole or in part, in its absolute discretion.

        IN WITNESS WHEREOF, the Subscriber has executed this Investor Suitability Questionnaire this ___ day of _______________, _____.

Individual Investor:

Print Name of Subscriber	Signature of Subscriber
Print Name of Spouse (if funds are to be invested in joint name or are community property)	Signature of Spouse (if applicable)

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Confirmation of Status As Accredited Investor

        The undersigned hereby confirms that:

        1.     The undersigned (a) is an accountant, tax preparer, bank officer, attorney or has another relevant relationship with the Subscriber (as described below) and (b) has knowledge of the Subscriber's financial position and status as an "Accredited Investor" as defined in the attached Investor Suitability Questionnaire; and

        2.     The undersigned has reviewed the Subscriber's representations and warranties in the Investor Suitability Questionnaire and the undersigned has no basis to believe that the Subscriber is not an "Accredited Investor."

        Briefly describe the basis of your knowledge of the Subscriber's financial position: ___

Date:	Signature
Printed Name

C-1-6

SCHEDULE 1

Independent Investor Representative Questionnaire

I.	GENERAL INFORMATION
	A.	Subscriber.
		1.	Name of Subscriber:
		2.	Address:
	B.	Representative.
		1.	Name of Representative:
		2.	Name of Employer (if any):
		3.	Business Address:
		4.	Business Telephone:
	C.	Relationship With Subscriber.
State how long you have known the Subscriber and in what capacity:
II.	EMPLOYMENT & EXPERIENCE
	A.	Employment.
		1.	Present occupation or position, indicating period of such practice or employment and field of professional specialization, if any:
		2.	Describe briefly all positions held during the past ten years related to business and financial matters:

C-1-7

B.	Disciplinary Matters.
1.
Have you ever (i) been suspended or expelled from membership in any securities or commodity exchange, (ii) had a license or registration as a dealer, broker, investment advisor, or salesperson denied, suspended, or revoked, (iii) been enjoined or restrained in any court or agency from rendering securities advice, handling or managing trading accounts, or being involved in the issuance, sale, or offer of sale of any securities or commodities, or (iv) been convicted of any crime (other than minor traffic violations)?
Yes _____ No _____
If "Yes," please specify:

C.	Education.
	1.	List all college, business or professional education, indicating dates and degrees received, if any:
D.	Professional Affiliations.
1.
If you are a member of any of the following professions, please place your initials on the appropriate line:

________ Attorney

________ Registered representative

________ Certified Public Accountant

________ Investment Advisor
	2.	List any professional licenses or registrations held by you:

C-1-8

	E.	Similar Investments.
		1.	Have you had prior experience in advising clients with respect to investments of this type:
Yes _____ No _____
If "Yes," please explain:

F.
Other Relevant Information.

A representative should have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of prospective investment in the Securities. Please provide in the space below all information not disclosed above which demonstrates your ability to meet these requirements. This information should include a detailed description of any additional professional, business, financial or investment experience which enables you to evaluate the merits and risks of the proposed investment in the Securities.
III.	COMPENSATION
	A.	Definitions. The term "affiliate" of a person means a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such person.
	B.	Questions.
1.
Neither I nor any of my affiliates is an officer, director or employee of the Company or is acting on behalf of the Company with respect to any matter; no such relationship has existed at any time during the previous two years, and no such relationship is mutually understood to be contemplated in the future.
		2.	I have not received, nor will I receive, any compensation from the Company or any of its affiliates.

C-1-9

IV.	REPRESENTATIONS
A.
In furnishing the above information I acknowledge that the Company will be relying thereon in determining, among other things, whether there are reasonable grounds to believe that I qualify as a Representative for the purposes of the proposed investment in the Securities.
I, therefore, represent and warrant to the Company as follows:
		1.	I am acting as Representative for the Subscriber in connection with the Subscriber's prospective investment in the Securities of the Company;
		2.	I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by the Subscriber of Securities in the Company;
3.
I have such knowledge and experience in financial and business matters that I am capable of evaluating the information contained in the Company's disclosure documents made available to the Subscriber, as well as the merits and risks of the Subscriber's prospective investment in the Securities; and
		4.	The information supplied by me in this Questionnaire is true and correct in its entirety.

        IN WITNESS WHEREOF, I have executed of this Questionnaire on __________, ____.

Signature of Representative

C-1-10

Exhibit C-2

MIDWAY GAMES INC.

REGISTRATION STATEMENT QUESTIONNAIRE

        You are being asked to complete this questionnaire as a condition to the inclusion of any of the shares of Midway Games Inc. (the "Company") common stock beneficially owned by you in a registration statement (the "Registration Statement") to be filed by the Company pursuant to the Agreement and Plan of Reorganization (the "Merger Agreement") among the Company, Surreal Software Inc. and its shareholders. By signing and completing this questionnaire, you (the "Selling Securityholder"), hereby elect to include in the Registration Statement the Registrable Securities which are beneficially owned by you and listed in Item 7 below. The undersigned, by signing and returning this Questionnaire, confirms its agreement to be bound with respect to such Registrable Securities by the terms of the Merger Agreement and the provisions relating to the registration of such Registrable Securities contained therein. In connection with the Registration Statement, the undersigned Selling Securityholder hereby provides the Company with the following information regarding such Selling Securityholder.

1. Please state your name, or the name of your organization, exactly as it should appear in the Registration Statement:

2. Please specify the type of organization of Selling Securityholder (i.e., individual, corporation, partnership, limited liability company, etc.):

3. Please state your organization's jurisdiction of organization:

4. Full legal name of Registered Holder (if not the same as in Item 1 above) of Registrable Securities listed in Item 7 below:

5. Address for Notices to Selling Securityholder:

Telephone No.:
Facsimile No.:
Contact Person:
E-mail:

C-2-1

6. Beneficial Ownership of Shares by Another Person:

  (a)
  Is another person the Beneficial Owner of any of the Registrable Securities?

                   Yes (Answer questions (b) through (e) below)

                   No

  (b)
  What is the full legal name of such Beneficial Owner?

  (c)
  Is such Beneficial Owner a:

[ ]	Corporation	[ ]	General Partnership
[ ]	Individual	[ ]	Limited Partnership
[ ]	Limited Liability Company	[ ]	Other (please specify)
  (d)
  In what state is such Beneficial Owner organized or domiciled?

  (e)
  Please provide the name, address and telephone number of a contact person for such Beneficial Owner:

7. Beneficial Ownership of Registrable Securities:

      Except as set forth below in this Item 7, the undersigned is not a Beneficial Owner of any Registrable Securities.

  (1)
  Amount of Registrable Securities Beneficially Owned:

                   Shares of Common Stock

  (2)
  Amount of Registrable Securities to be included in the Registration Statement:

                   Shares of Common Stock

      N.B. Only Registrable Securities that are reasonably likely to be sold within two years may be included inthe Registration Statement. Registrable Securities which have a restriction on transfer beyond two years are to be included in a later Registration Statement in accordance with the terms of the Merger Agreement.

8. Beneficial Ownership of Other Securities of the Company:

      Except as set forth below in this Item 8, the undersigned Selling Securityholder is not a Beneficial Owner of any shares of Common Stock or any other securities of the Company, other than the Shares and shares of Common Stock listed above in Item 7.

      State any exceptions here:

C-2-2

9. Relationships with the Company:

      Except as set forth below, neither the Selling Securityholder nor any of its Affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other Material Relationship with the Company (or its predecessors or Affiliates) during the past three years.

      State any exceptions here:

10. Plan of Distribution:

      Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item 7 only in accordance with a registration statement as contemplated by the Merger Agreement or an exemption to registration under the Securities Act of 1933, as amended. The undersigned Selling Securityholder represents that it has reviewed such Agreement and expressly approves the plan of distribution contemplated therein.

      State any exceptions here:

11. Are you a Member, an affiliate of a Member, or a person associated with a Member, of the National Association of Securities Dealers, Inc. (the "NASD")?

      Yes                 No

C-2-3

      If the answer to Question 11 is "yes," state (a) the name of any such NASD Member, (b) the nature of your affiliation or association with such NASD Member, (c) information as to such NASD Member's participation in any capacity in the offering of the Registrable Securities or the original placement of the Registrable Securities, (d) the number of shares of equity securities or face value of debt securities of the Company owned by you, (e) the date such securities were acquired and (f) the price paid for such securities.

12.
If you answered "yes" to Question 11 above, please fill out the following table with respect to any purchases from the Company or any of its Affiliates in a private placement within twelve months prior to the date hereof (excluding your acquisition of the Registrable Securities).

Date of Purchase	Seller	Amount and Name of Securities	Price or Other Consideration

        Note: In no event may the method(s) of your distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

        By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, particularly Regulation M. The Selling Securityholder also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with the Registration Statement and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act of 1933, as amended.

        In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 7 above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of his rights and obligations under this Questionnaire and the Merger Agreement.

        By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers and the inclusion of such information in the Registration Statement and related prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Registration Statement and related prospectus.

        The Selling Securityholder acknowledges that material misstatements and omissions of material facts in the Registration Statement and any amendments or supplement thereto may give rise to civil and criminal liabilities to the Company and to each officer and director of the Company signing the Registration Statement and to other persons signing such document. As a result, in accordance with the Selling Securityholder's obligation under the Merger Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Registration Statement remains in effect. All notices hereunder shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

  (i)
  to the Company:

C-2-4

      Midway Games Inc.
      2704 West Roscoe Street
      Chicago, Illinois 60618
      Attention: General Counsel

  (ii)
  with a copy to:

      Shack Siegel Katz & Flaherty P.C.
      530 Fifth Avenue
      New York, NY 10036
      Phone: 212-782-0708
      Attention: Pamela E. Flaherty, Esq.

        Once this Questionnaire is executed by the Selling Securityholder and received by the Company's counsel, the terms of this Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities Beneficially Owned by such Selling Securityholder and the Registrable Securities listed in Item 7 above). This Agreement shall be governed in all respects by the laws of the State of New York.

        I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

        IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder (Print/type full legal name of beneficial owner of Registrable Securities)
By:	Name: Title:

C-2-5

APPENDIX to Questionnaire

DEFINITIONS

        For the purpose of this Questionnaire, the following definitions apply:

1.
Affiliate.    As used in Questions 1 - 10 and Question 12, a person is an "Affiliate" of a person if such person controls, is controlled by, or is under common control with, another person. Please assume that an "Affiliate" of the Company includes without limitation, any 5% stockholder of the Company (including any person who owns, controls, or holds or holds an option to acquire, and has the power to vote, 5% or more of the Company's outstanding voting securities). "Control" is the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

        As used in Question 11 of this Questionnaire, an "affiliate" of an NASD member has the following meaning:

    (a)
    a company which controls, is controlled by or is under common control with a member;

    (b)
    the term affiliate is presumed to include, but is not limited to, the following:

         (ii)  a company will be presumed to control a member if the company beneficially owns 10% or more of the outstanding voting securities of a member which is a corporation, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a member which is a partnership;

        (iii)  a member will be presumed to control a company if the member and persons associated with the member beneficially own (i) 10% or more of the outstanding subordinated debt of a company, (ii) 10% or more of the outstanding voting securities of a company which is a corporation or (iii) a partnership interest in 10% or more of the distributable profits or losses of a company which is a partnership;

        (iv)  a company will be presumed to be under common control with a member if:

a)
the same natural person or company controls both the member and company by beneficially owning 10% or more of the outstanding voting securities of a member or company which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of a member or company which is a partnership; or

b)
a person having the power to direct or cause the direction of the management or policies of the member or the company also has the power to direct or cause the direction of the management or policies of the other entity in question.

2.
Beneficial Owner.    A "Beneficial Owner" of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes "the power to vote, or to direct the voting, of such security" and investment power includes "the power to dispose, or to direct the disposition, of such security."

        A person is also a Beneficial Owner of a security if he has the right to acquire beneficial ownership of such security, at any time within 60 days, including but not limited to, any right to acquire through: (a) the exercise of an option, warrant or right, (b) the conversion of a convertible security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement; provided, however, that if the acquisition of an option, warrant, right, convertible security or power described in (a), (b) or (c) is for the purpose of maintaining or obtaining control over the issuer of the security, the holder of the option, warrant, right, convertible security or power shall, immediately upon such acquisition and regardless of when it is exercisable, be deemed a beneficial owner of the underlying securities.

        The possession of the legal power to vote and/or direct the disposition of securities, absent unusual circumstances, will be sufficient to confer beneficial ownership. Such power may be held directly, or indirectly, through one or more controlled entities.

3.
Material Relationship.    The term "material relationship" has not been defined by the Securities and Exchange Commission (the "SEC"). The SEC, however, is likely to construe as material any relationship which tends to impact arm's length bargaining in dealings with a company, whether arising from a close business connection, family relationship, a relationship of control or otherwise. For example, you should conclude that you have such a relationship with any organization of which you own, directly or indirectly, 10% more of the outstanding voting stock, or in which you have some other substantial interest, and with any person or organization with whom you have, or with whom any relative (or any other person or organization as to which you have any of the foregoing other relationships) has, a contractual relationship.

4.
Member.    Rule 0120 of the NASD's Rules of Fair Practice defines the term "member" to mean any individual, partnership, corporation or other legal entity admitted to membership in the NASD, and Article l of the NASD's By-Laws defines the term "person associated with a member" to mean every sole proprietor, partner, officer, director, or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not such person is registered or exempt from registration with the NASD.

QuickLinks

  Exhibit 99.1
Table of Contents
ARTICLES OF MERGER OF GTDD INC. AND SURREAL SOFTWARE INC.
  Exhibit C-1
MIDWAY GAMES INC. INVESTOR SUITABILITY QUESTIONNAIRE
Confirmation of Status As Accredited Investor
  Exhibit C-2
REGISTRATION STATEMENT QUESTIONNAIRE